UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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Dorman Products, Inc.
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Notice of Annual Meeting of Shareholders
Date and Time
Thursday, May 18, 2023 at 8:30 a.m. (EDT)
Meeting Access
Live Webcast: www.virtualshareholdermeeting.com/DORM2023
Record Date
March 22, 2023
YOUR VOTE IS IMPORTANT
Whether or not you attend the meeting, we urge you to vote promptly by:
visiting www.proxyvote.com
mailing your signed proxy card or voting instruction form
calling 1-800-690-6903
Items of Business
■	Proposal I: Election of eight directors, as described in the accompanying proxy statement.
■	Proposal II: Advisory approval of the compensation of Dorman’s named executive officers.
■	Proposal III: Advisory approval of the frequency of the advisory vote on named executive officer compensation.
■	Proposal IV: Ratification of KPMG LLP as Dorman’s independent registered public accounting firm for fiscal 2023.
■	Consideration of any other business properly brought before the annual meeting.
Eligibility to Vote
Only shareholders of record as of the close of business on March 22, 2023 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.
This Notice of Annual Meeting of Shareholders, the proxy statement and form of proxy are being distributed and made available on or about April 4, 2023.
Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.
By Order of the Board of Directors,

JOSEPH P. BRAUN
Senior Vice President, General Counsel and Secretary
April 4, 2023
This Notice of Annual Meeting of Shareholders, the proxy statement and the 2022 Annual Report to Shareholders are available at www.proxyvote.com.
Note: This year's annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2023. The annual meeting format will be a live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares and submitting questions can be found in the proxy statement.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Dorman,” “we,” “us,” and “our” refer to Dorman Products, Inc., a Pennsylvania corporation. This proxy statement, form of proxy and the 2022 Annual Report to Shareholders are being distributed and made available to our shareholders on or about April 4, 2023.
About Dorman
We are one of the leading suppliers of replacement and upgrade parts and accessories in the motor vehicle aftermarket industry, serving passenger cars, light-, medium-, and heavy-duty trucks as well as all-terrain and utility terrain vehicles (ATVs and UTVs). Our products are sold under our various brand names, under our customers’ private label brands or in bulk. We are one of the leading aftermarket suppliers of parts that were traditionally available to consumers only from original equipment manufacturers or salvage yards. These parts include, among other parts, leaf springs, intake manifolds, exhaust manifolds, window regulators, radiator fan assemblies, tire pressure monitor sensors, exhaust gas recirculation (EGR) coolers, UTV windshields, and complex electronics modules.
Annual Meeting of Shareholders
Date and Time:	May 18, 2023 at 8:30 a.m. (Eastern Daylight Time)
Meeting Access:	Live Webcast: www.virtualshareholdermeeting.com/DORM2023
Record Date:	March 22, 2023
Voting:	Shareholders have one vote per share on all matters presented at the annual meeting
Note: This year's annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2023. The annual meeting format will be a live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares and submitting questions can be found in the proxy statement.
Voting Matters and the Board’s Recommendation
Agenda Item	Page Reference	Board Vote Recommendation
Proposal I: Election of eight directors	4	FOR each Director Nominee
Proposal II: Advisory approval of the compensation of our named executive officers	24	FOR
Proposal III: Advisory approval of the frequency of the advisory vote on named executive officer compensation	25	FOR “One Year”
Proposal IV: Ratification of KPMG LLP (“KPMG”) as Dorman’s independent registered public accounting firm for fiscal 2023	26	FOR
In addition to these matters, shareholders may be asked to vote on such other business as may properly come before the annual meeting.
  2023 Proxy Statement | 1

PROXY STATEMENT SUMMARY
Proposal I: Election of Directors
Shareholders are being asked to elect eight director candidates nominated by the Board of Directors of Dorman (the “Board of Directors” or “Board”). Below is information regarding the nominees and their background and experience in support of the Board’s recommendation that shareholders vote “For” each of the nominees.
Director Nominees
Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Compensation	Corporate Governance and Nominating
Steven L. Berman	63	1978	Non-Executive Chairman	No
Kevin M. Olsen	51	2019	President and Chief Executive Officer	No
Lisa M. Bachmann	61	2020	Former Executive Vice President, Chief Merchandising Officer and Operating Officer of Big Lots, Inc.	Yes
John J. Gavin	66	2016	Chairman of GMS Inc.	Yes
Richard T. Riley*	66	2010	Former Executive Chairman of LoJack Corporation	Yes
Kelly A. Romano	61	2017	Founder and Chief Executive Officer of BlueRipple Capital, LLC	Yes
G. Michael Stakias	73	2015	President and Chief Executive Officer of Liberty Partners	Yes
J. Darrell Thomas	62	2021	Former Vice President and Treasurer of Harley-Davidson, Inc.	Yes

Chair
*	Lead Director

Member
†	Audit Committee Financial Expert
Experience, Expertise and Diversity
Leadership 8 director nominees	Mergers & Acquisitions 5 director nominees	Current/Former CEO 5 director nominees
Financial Matters 7 director nominees	Diversity 50% of non-employee director nominees are racially or gender diverse	Corporate Governance 4 director nominees
Operational 8 director nominees	International Experience 8 director nominees	Independence 6 director nominees
Industry 3 director nominees	Risk Management 8 director nominees	Average Tenure of Non-Employee Director Nominees Approximately 6 years
2 |  2023 Proxy Statement

PROXY STATEMENT SUMMARY
Proposal II: Advisory Approval of the Compensation of our Named Executive Officers
Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company, which is intended to enhance shareholder value. Below is information to support the Board’s recommendation that shareholders approve on an advisory basis the compensation of the Company’s named executive officers for 2022.
Executive Compensation Highlights
Our executive compensation program is designed to help ensure that pay is aligned with our business objectives and the interests of our shareholders. Below are some of the key highlights of our executive compensation program.
☑	A majority of fiscal 2022 target compensation for named executive officers was variable and performance-based	☑	Robust stock ownership guidelines for executive officers
☑	Grants of performance-based restricted stock units that vest based on total shareholder return as compared to companies comprising the S&P Mid-Cap 400 Growth Index	☑	Clawback policy for executive officers covering both cash and equity incentive compensation
☑	Mix of diversified short- and long-term performance metrics to incentivize and reward the achievement of strategic objectives	☑	No tax gross-up provided under our Executive Severance Plan
☑	Caps on annual and certain long-term incentive programs	☑	No excessive perquisites for any of our executive officers
☑	Anti-hedging and anti-pledging policies applicable to executive officers and directors
2022 Financial and Operational Highlights
■	Net sales increased 29% to $1,733.7 million in fiscal 2022 from $1,345.2 million in fiscal 2021	■	Opened a new distribution center in Whiteland, Indiana and invested in technology to automate certain of our other distribution facilities
■	Generated cash flows from operations of $42.2 million in fiscal 2022	■	Acquired SuperATV, accelerating the Company’s specialty vehicle growth strategy
■	Diluted earnings per share of $3.85 for the twelve months ended December 31, 2022, a 7.0% decrease over the prior year	■	Successfully integrated the Dayton Parts business, expanding upon the Company’s commitment to the heavy-duty sector
For additional information, see “Executive Compensation: Compensation Discussion and Analysis.”
Proposal III: Advisory Approval of the Frequency of the Advisory Vote on Named Executive Officer Compensation
We are required to hold an advisory vote regarding the frequency of “say-on-pay” votes every six years. Our shareholders were most recently provided with the opportunity to vote on the frequency of “say-on-pay” votes in 2017. At that time, shareholders voted in favor of holding “say-on-pay” votes every year, and the Board adopted this standard.
The Board believes that an annual shareholder vote on the compensation paid to the Company’s named executive officers provides the Board with current information on shareholder sentiment about our executive compensation program and enables the Board to respond timely, when deemed appropriate, to shareholder concerns about that program. Accordingly, the Board recommends a vote of “one year” as the frequency with which shareholders are provided an advisory vote on the compensation of our named executive officers.
Proposal IV: Ratification of KMPG as our Independent Registered Public Accounting Firm for Fiscal 2023
KPMG was our independent registered public accounting firm for the fiscal year ended December 31, 2022. The Board recommends that shareholders ratify, on an advisory basis, the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
  2023 Proxy Statement | 3

PROPOSAL I: ELECTION OF DIRECTORS
Our Amended and Restated By-laws currently provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than nine directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of eight directors.
There are eight nominees for election to the Board at the annual meeting. Each of the eight nominees, if elected, will hold office for a term that expires at the next annual shareholders’ meeting. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.
The Board has nominated each of the following individuals for election as a director at the annual meeting: Steven L. Berman, Kevin M. Olsen, Lisa M. Bachmann, John J. Gavin, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.
The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:
Name	Age	Position	Director Since
Steven L. Berman	63	Non-Executive Chairman	1978
Kevin M. Olsen	51	Chief Executive Officer, President and Director	2019
Lisa M. Bachmann	61	Director	2020
John J. Gavin	66	Director	2016
Richard T. Riley	66	Director	2010
Kelly A. Romano	61	Director	2017
G. Michael Stakias	73	Director	2015
J. Darrell Thomas	62	Director	2021
4 |  2023 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS
The following information about our directors is based, in part, upon information supplied by them. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.
Steven L. Berman, age 63 Non-Executive Chairman Director Since: 1978
Steven L. Berman became the Non-Executive Chairman of the Company effective April 1, 2023, having served as its Executive Chairman since September 2015. Additionally, Mr. Berman has served as a director of the Company since its inception in 1978. From January 2011 to September 2015, Mr. Berman served as Chairman of the Board and Chief Executive Officer of the Company and from October 2007 to January 2011, Mr. Berman served as President of the Company. Prior to October 2007, Mr. Berman served as Executive Vice President of the Company.

Key Attributes, Experience and Skills: Mr. Berman has more than 40 years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 40 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman maintains strong relationships with the Company’s customers and has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable operating plan. As a result of his prior positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition, which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

Kevin M. Olsen, age 51 Chief Executive Officer, President and Director Director Since: January 2019
Public Company Board Service in Past 5 Years:	Twin Disc, Inc., 2022-present
Mr. Olsen joined the Company in July 2016 as Senior Vice President and Chief Financial Officer. He became Executive Vice President, Chief Financial Officer in June 2017, President and Chief Operating Officer in August 2018 and President and Chief Executive Officer in January 2019. Prior to joining the Company, Mr. Olsen was Chief Financial Officer of Colfax Fluid Handling, a division of Colfax Corporation, a diversified global manufacturing and engineering company that provides gas and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world, from January 2013 through June 2016. Prior to joining Colfax, he served in progressively responsible management roles at the Forged Products Aero Turbine Division of Precision Castparts Corp., Crane Energy Flow Solutions, a division of Crane Co., Netshape Technologies, Inc., and Danaher Corporation. Prior thereto, Mr. Olsen performed public accounting work at PricewaterhouseCoopers LLP.

Key Attributes, Experience and Skills: Mr. Olsen has the ability to provide unique insights as the Company’s current Chief Executive Officer. In addition, he brings to the Board substantial experience in executive leadership and financial management with large organizations, which he gained principally from his service as Chief Executive Officer of Dorman, a role he has held since January 2019, and his prior service as Chief Financial Officer at Dorman and Colfax and his public accounting experience at PricewaterhouseCoopers LLP.

  2023 Proxy Statement | 5

PROPOSAL I: ELECTION OF DIRECTORS
Lisa M. Bachmann, age 61 Director Since: September 2020 Committees: Audit; Compensation; Corporate Governance and Nominating
Public Company Board Service in Past 5 Years:	GMS Inc., 2020-present
Ms. Bachmann most recently served as Executive Vice President, Chief Merchandising and Operating Officer of Big Lots, Inc. (NYSE:BIG) (“Big Lots”), a leading discount retailer, from August 2015 to September 2020. Previously, she held various roles at Big Lots, including as Executive Vice President, Chief Operating Officer, as Executive Vice President, Supply Chain Management and Chief Information Officer, and as Senior Vice President, Merchandise Planning, Allocation and Presentation. Prior to joining Big Lots in March 2002, her roles included Senior Vice President of Planning and Allocation for Ames Department Stores Inc. and Vice President of Planning and Allocation for the Casual Corner Group, Inc.

Key Attributes, Experience and Skills: Ms. Bachmann’s qualifications to serve as a director of the Company include her extensive executive leadership experience and business acumen. Her years of experience at Big Lots and several other established retailers provide her with considerable expertise in the areas of management, operations, finance, sales, marketing, distribution, business development and strategy.

John J. Gavin, age 66 Director Since: October 2016 Committees: Audit; Compensation (Chair); Corporate Governance and Nominating
Public Company Board Service in Past 5 Years:	GMS Inc., 2014-present
Mr. Gavin was most recently appointed Chairman of GMS Inc. in 2019. Previously, he was a Senior Advisor with LLR Partners, LLC, a middle market, growth oriented private equity firm, from 2010 to 2017, and had been Chairman of Strategic Distribution, Inc. (“SDI”), a leading maintenance, repair, and operations (MRO) supply firm from 2014 to 2017. Prior to holding his Chairman position at SDI, Mr. Gavin served as Chief Executive Officer and President of SDI. Mr. Gavin previously held positions with Drake Beam Morin, Inc., an international career management and transitions management firm, Right Management Consultants, Inc., a publicly traded global provider of integrated consulting solutions across the employment lifecycle, and Arthur Andersen & Co. Mr. Gavin currently serves on the Advisory Board of the Center for Corporate Governance at Drexel University in Philadelphia and on the boards of various privately held companies.

Key Attributes, Experience and Skills: Mr. Gavin is qualified to serve as a director of the Company because of his expertise with financial, accounting, strategic planning, mergers and acquisitions, human resources and career management matters, his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm.

6 |  2023 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS
Richard T. Riley, age 66 Director Since: March 2010 Committees: Audit (Chair); Compensation; Corporate Governance and Nominating
Lead Director
Public Company Board Service in Past 5 Years:	Tupperware Brands Corporation, 2015-present Cimpress N.V. (f/k/a VistaPrint N.V.), 2005-2018
Prior to his retirement from LoJack Corporation, then a public company listed on NASDAQ and a global provider of tracking and recovery systems (“LoJack”), Mr. Riley served in various capacities as Executive Chairman, Chairman, President, Chief Operating Officer and Director from 2005 to 2013. Prior to joining LoJack, Mr. Riley most recently served as Chief Executive Officer, President, Chief Operating Officer and a Director of New England Business Service, Inc. (“NEBS”), then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. From February 2005 through December 2018, Mr. Riley also served as a Board member and Chairman of the Supervisory Board of Cimpress, N.V. (f/k/a VistaPrint, N.V.), then a publicly traded Dutch company listed on NASDAQ that invests in and builds customer focused, entrepreneurial, mass customization businesses. From 2000 to the sale of the Company in June 2016, Mr. Riley served on the Board, most recently as Vice Chair and significant shareholder (approximately 33%) of Micro-Coax, Inc., a privately held company that manufactured micro coaxial cable, primarily for the defense and space industries. Mr. Riley was formerly a Manager in the audit practice at Arthur Andersen & Co. He also serves as a member of the Board of Trustees at Thomas Jefferson University Hospital and as a member of the Advisory Board of the University of Notre Dame.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co., his service as an executive at each of LoJack and NEBS, and his service on the audit committees of other public companies. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Kelly A. Romano, age 61 Director Since: November 2017 Committees: Audit; Compensation; Corporate Governance and Nominating
Public Company Board Service in Past 5 Years:	UGI Corporation, 2019-present Athira Pharma, Inc., 2020-present
Ms. Romano is the Chief Executive Officer of BlueRipple Capital, LLC, a consultancy firm she founded in May 2018 that is focused on strategy, acquisitions, deal structure, and channel development for high technology companies. In addition, she has been an executive advisory board member of Gryphon Investors (“Gryphon”), a private equity firm focused on middle-market investment opportunities, since December 2016, and is Co-Chair of the Board of Potter Electric, one of Gryphon’s portfolio companies in the life safety industry. Ms. Romano also serves as an operating partner for AE Industrial Partners, LLC, a private equity firm focused in the aerospace and industrial sectors, since August 2020. As an operating partner, she serves on several of its portfolio company boards. From 1984 to April 2016, Ms. Romano served in various capacities at United Technologies Corporation (“UTC”), a New York Stock Exchange listed company that provided high technology products and services to the building and aerospace industries, which merged with Raytheon Corporation in 2020. From September 2014 to April 2016, Ms. Romano served as President, Intelligent Building Technologies for the UTC Building & Industrial Systems business. Previously, she held other executive level positions within UTC including President, Global Security Products, President, Building Systems and Services and President, Distribution Americas.

Key Attributes, Experience and Skills: Ms. Romano has extensive executive leadership experience and business acumen. Ms. Romano’s broad experience in the private equity market and at UTC provides her with a wide-ranging perspective in the areas of management, manufacturing, operations, finance, sales, marketing, distribution, research and development, mergers and acquisitions, business development and strategy.

  2023 Proxy Statement | 7

PROPOSAL I: ELECTION OF DIRECTORS
G. Michael Stakias, age 73 Director Since: September 2015 Committees: Audit; Compensation; Corporate Governance and Nominating (Chair)
Mr. Stakias has served as President and Chief Executive Officer of Liberty Partners, a New York-based private equity investment firm, since 2008, after serving there as a partner since he joined the firm in 1998. From 1980 to 1998, Mr. Stakias was a partner at Blank Rome LLP, Philadelphia, PA. His practice focused on the areas of corporate securities, mergers and acquisitions, private equity, and public and emerging growth companies. Prior to joining Blank Rome, Mr. Stakias served as Senior Attorney, Division of Corporation Finance, at the Securities and Exchange Commission, Washington, DC. Mr. Stakias serves on the Board of Trustees of the College of William & Mary - Raymond A. Mason School of Business in Williamsburg, VA.

Key Attributes, Experience and Skills: Mr. Stakias’ qualifications to serve as a director of the Company include his extensive experience in private equity investment and capital markets, his legal background and his expertise in corporate securities, mergers and acquisitions and corporate finance. Mr. Stakias’ experience in private equity provides him with considerable expertise in financial and strategic matters and his involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy.

J. Darrell Thomas, age 62 Director Since: October 2021 Committees: Audit; Compensation; Corporate Governance and Nominating
Public Company Board Service in Past 5 Years:	British American Tobacco p.l.c., 2020-present Pitney Bowes Inc., 2023-present
Mr. Thomas most recently served as Vice President and Treasurer for Harley-Davidson, Inc. (NYSE:HOG) (“Harley-Davidson”), a position which he held from June 2010 to April 2022. Since joining Harley-Davidson in June 2010, he also served in several senior finance positions, including Interim Chief Financial Officer for Harley-Davidson from July 2020 to September 2020 and Chief Financial Officer for Harley-Davidson Financial Services, Inc. from January 2018 to June 2020. Prior to joining Harley-Davidson, Mr. Thomas was employed by PepsiCo, Inc. (NASDAQ:PEP) (“PepsiCo”), which he joined in December 2003, and where he most recently served as Vice President and Assistant Treasurer. Prior to joining PepsiCo, Mr. Thomas had a 19-year career in banking with Commerzbank Securities, Swiss Re New Markets, ABN Amro Bank and Citicorp/Citibank where he held various capital markets and corporate finance roles. Mr. Thomas serves as a non-executive director of Scotia Holdings (US) Inc.

Key Attributes, Experience and Skills: Mr. Thomas is qualified to serve as a director of the Company because of his experience with corporate finance, capital markets, risk management and investor relations, his extensive management and operational experience, his service on the boards of directors of other publicly held companies and his financial and accounting experience.

FOR	THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE EIGHT NOMINEES LISTED ABOVE AS DIRECTORS.
8 |  2023 Proxy Statement

CORPORATE GOVERNANCE
Corporate Governance Highlights
☑	Annual election of all directors	☑	Majority vote standard and director resignation policy in uncontested director elections
☑	Roles of Non-Executive Chairman and Chief Executive Officer are currently split	☑	Active Board oversight of enterprise risk management and environmental, social and governance programs
☑	Independent Lead Director	☑	Compensation Committee oversees executive officer succession planning
☑	Majority of Director nominees are independent	☑	Compensation Committee advised by independent compensation consultant
☑	Standing Board committees comprised solely of independent directors	☑	Annual limit of $500,000 on individual non-employee director equity awards
☑	Six “Audit Committee Financial Experts”	☑	Directors may not sit on more than four (4) public company boards
☑	Annual Board and Committee self-evaluation process	☑	No shareholder rights plan
☑	Robust director stock ownership requirements	☑	No supermajority voting provisions
The Board of Directors and Director Independence
The Board currently consists of eight members and has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee.
The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market, Inc., or Nasdaq: Lisa M. Bachmann, John J. Gavin, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas. Paul R. Lederer, a director of the Company from 1998 until his retirement from the Board on May 25, 2022, was also determined to be independent as defined in the applicable listing standards of Nasdaq. Mr. Lederer served as Lead Director and as an independent member (as defined under applicable SEC rules and the listing standards of Nasdaq) of each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee until his term ended on May 25, 2022.
Under applicable U.S. Securities and Exchange Commission, or SEC, and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.
  2023 Proxy Statement | 9

CORPORATE GOVERNANCE
Board Diversity
We strive to maintain a diverse and inclusive working environment, not only among our employees, but also among the members of our Board. Set forth below is a matrix identifying the diversity information for our Board.
Board Diversity Matrix (As of April 4, 2023)
Total Number of Directors (Including Independent Directors): 8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
White	2	5	—	—
Total Number of Independent Directors: 6
Independent Director Diversity	50%
% Female	33%
% Ethnically diverse	17%
Board Leadership Structure
The Board appoints a Chairman, who may be an officer of the Company if the Board determines that is in the best interests of the Company and its shareholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its shareholders at a given time. Currently, the positions of Chief Executive Officer and Non-Executive Chairman are held by different persons. As our President and Chief Executive Officer, Mr. Olsen is responsible for our day-to-day operations and for executing our long-term strategies. As Non-Executive Chairman of the Board, Mr. Berman is responsible for leading the Board in its oversight responsibilities with respect to the Company.
The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time as it enables us and the Board to continue to benefit from Mr. Berman’s vast experience, skills, expertise, and knowledge of the Company’s business and industry.
The Company and the Board recognize the importance of the additional, effective oversight that is provided by its independent Board members. Under our Corporate Governance Guidelines, if the Chairman is not an independent director, the members of the Board shall elect an independent director to serve as Lead Director (see description of the Lead Director position below). Accordingly, because Mr. Berman is not “independent” within the meaning of the Nasdaq listing standards, the Board has selected Mr. Riley, a director who is independent, to serve as our Lead Director.
Each independent director has direct access to our Non-Executive Chairman, our Chief Executive Officer and our Lead Director, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.
The Board also believes this leadership structure, coupled with independent directors serving as chairs of each of our three standing Board committees, enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling its risk oversight responsibility.
10 |  2023 Proxy Statement

CORPORATE GOVERNANCE
Lead Director
The Lead Director is charged with (i) presiding at all meetings of the Board at which the Non-Executive Chairman is not present, including executive sessions of the independent directors; (ii) serving as a liaison between management and the independent directors; (iii) assisting the Non-Executive Chairman in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) communicating Board member feedback to the Chief Executive Officer and Non-Executive
Chairman; (vi) recommending to the Board the retention of advisors and consultants who report directly to the Board; (vii) overseeing (in conjunction with the Corporate Governance and Nominating Committee) the periodic evaluation of the Board and each committee thereof and their respective members; and (viii) performing such other duties as may be delegated by the Board from time to time.
Mr. Riley currently serves as the Company’s Lead Director.
Risk Management
General
The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Board has engaged in such oversight and monitoring related to the COVID-19 pandemic, its impact on our business and actions the Company has taken to mitigate associated risks.
Enterprise Risks
The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. To assist with the management and oversight of risk, we have implemented an enterprise risk management program (“ERM Program”) to identify, evaluate and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The activities of the ERM Program entail the identification, prioritization and assessment of a broad range of risks (e.g., strategic, operational, cybersecurity and information security, financial, legal/regulatory, reputational and market) and the formulation of plans to mitigate their effects. The ERM Program is supported by a Risk Committee made up of members of management that evaluates the risks posed to the Company and the Company’s responses to those risks. The Risk Committee performs detailed reviews of the Company’s risks and monitors the Company’s compliance with applicable laws, regulations and frameworks. The Audit Committee oversees managements’ activities with respect to the ERM Program.
Information Security Risks
The Audit Committee, in connection with its oversight of the Company’s ERM Program described above, reviews and discusses the Company’s information security risks directly with the Company’s Senior Vice President, Chief Information Officer. This includes reviews of potentially significant threat areas, risk mitigation strategies, IT security program assessments conducted by the Company and its third-party consultants’ and areas for potential improvement.
Compensation Related Risks
The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. In designing and implementing our executive compensation program, the Compensation Committee takes into consideration our operating and financial objectives, including our risk profile, and considers executive compensation decisions based in part on incentivizing our executive officers to take appropriate business risk consistent with our overall goals and risk tolerance.
Governance Risks
The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members and risks associated with environmental, social and governance (or “ESG”) matters.
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CORPORATE GOVERNANCE
While each committee is responsible for evaluating the risks discussed above, and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks.
Oversight of Corporate Strategy
The Board takes an active role with management to formulate and review the Company’s corporate strategy on at least an annual basis. Among other items, the Board discusses with management key initiatives, key opportunities and risks facing the Company, emerging competitive threats, changes in industry and market dynamics, and short- and long-term plans and priorities within the Company’s strategy. Additionally, the Board annually discusses and approves the Company’s budget, which is firmly linked to the Company’s strategic plans and priorities.
Oversight of Environmental, Social and Governance (ESG) Matters
We are committed to operating as a responsible global corporate citizen and being an agent of positive change in our local communities. Our Board, through the Corporate Governance and Nominating Committee, oversees the Company’s efforts with respect to ESG matters, including, but not limited to, topics such as diversity and inclusion and climate change. We have adopted several key high-level policy statements that help communicate our priorities around ESG issues, such as a Supplier Code of Conduct, a Human Rights Policy and an Environmental, Health & Safety Policy. We also seek opportunities to enhance the communities in which we operate through corporate giving and employee volunteering.
A large component of our ESG Program includes diversity and inclusion (“D&I”), which was a priority for our Board and senior leadership team in 2022. Our long-term D&I framework is centered around our
Culture of Contribution, which is premised on the idea that we are at our finest when we enable our employees, who we call Contributors, to succeed.
During 2022, we demonstrated our commitment by building upon our existing ESG program, which is comprised of the following pillars:
■	Fostering an inclusive and safe company culture that focuses on empowering our Contributors and serving their communities;
■	Creating customer value by managing our supply chain and producing creative and high-quality products;
■	Seeking to minimize our use of natural resources for better environmental stewardship; and
■	Leading with integrity and accountability.
Below are some of our accomplishments in 2022 with respect to the continued development of our ESG program:
Conducted waste and energy audits at key facilities	Formed an ESG Steering Committee responsible for guiding the ESG program and advancing the Company’s ESG priorities
Conducted our second corporate-wide summit centered around our All IN initiative, focused on inviting our Contributors to think and engage more with ideas such as D&I	Automated the collection of certain ESG data across facilities to enhance the tracking of greenhouse gas emissions
More information regarding the Company’s ESG program can be found on the “Investor Relations” page of the Company’s website at www.dormanproducts.com.
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CORPORATE GOVERNANCE
Majority Voting
We have a majority vote standard in uncontested director elections. Under our Amended and Restated Articles of Incorporation, in an uncontested election, each director shall be elected by an affirmative majority of the votes cast to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Shareholders may vote “for” or “against” each nominee, or they may “abstain” from voting on a nominee; however, abstentions will have no effect in determining whether the required majority vote has been obtained. In addition, each incumbent nominee is required to provide an advance, contingent and irrevocable resignation that will be effective upon (i) the failure to receive the required vote, and (ii) Board acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. In contested elections (those where the number of nominees exceeds the number of directors to be elected), a plurality vote standard applies.
Director Resignation in the Event of a Significant Change in Occupation
Our Corporate Governance Guidelines provide that an independent Board member must notify the Corporate Governance and Nominating Committee if there is a significant change in that Board member’s principal occupation. If, in the Board member’s reasonable discretion, the change results in his or her ineligibility to perform the function of a Board member, he or she must also offer his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such factors as it deems relevant in determining whether to recommend that the offer of resignation be accepted and will present its recommendation to the Board for action.
Meetings of the Board of Directors and Committees
During the fiscal year ended December 31, 2022, the Board held 8 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 3 meetings and the Corporate Governance and Nominating Committee held 4 meetings. During fiscal 2022, each incumbent director attended at least
75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Attendance at Annual Meeting of Shareholders
It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting, either in person or by remote communication. A director who is unable to attend the Company’s annual meeting is expected to notify the Non-Executive Chairman. All of our then-serving directors attended last year’s annual meeting.
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CORPORATE GOVERNANCE
Communication with the Board of Directors
Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Secretary, Dorman Products, Inc. at our principal executive offices: 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify himself or herself as a shareholder of the Company. The Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.
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COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
The Audit Committee assists the Board in the oversight of several matters, including, but not limited to, the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company, internal control over financial reporting, the independent auditor’s qualifications, independence and performance, the Company’s compliance with legal and regulatory requirements, the Company’s key information technology systems and security programs, and other matters determined by the Board from time to time. The Audit Committee also selects the firm to be engaged as the independent auditor, approves the fees to be paid to such firm and pre-approves all professional services provided to the Company by such firm. In addition, among other things, the Audit Committee reviews and discusses the Company’s annual and quarterly financial statements with management and the independent auditor; reviews with the independent auditor any audit problems or difficulties and management’s response; reviews and discusses with the independent auditor a draft of the auditor’s report; oversees the Company’s internal audit function; reviews and discusses with management the Company’s earnings press releases; discusses Company policies with respect to risk assessment and risk management; approves all related party transactions required to be disclosed by
SEC rules; and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, Richard T. Riley (Chairman), Lisa M. Bachmann, John J. Gavin, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq and qualifies as an audit committee financial expert as defined by the rules of the SEC. See “Proposal 1: Election of Directors” for biographical information for each of these directors that supports the Board’s determination regarding audit committee financial expertise.
Compensation Committee
The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all of our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. In addition, among other things, the Compensation Committee is responsible for: reviewing, approving and, when appropriate, recommending to the Board for approval, employment agreements, consulting agreements and severance arrangements for current and prospective executive officers and directors as well as the Company’s incentive compensation plans and equity-
based plans; reviewing and discussing with management the Company’s Compensation Discussion and Analysis for inclusion in the annual proxy statement; overseeing the Company’s compliance with SEC rules and regulations regarding shareholder advisory votes on executive compensation and the frequency of such votes; periodically reviewing the compensation paid to non-employee directors for their service and making recommendations to the Board for any adjustments; approving and monitoring compliance with stock ownership guidelines and holding requirements for directors and executive officers of the Company;
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COMMITTEES OF THE BOARD OF DIRECTORS
overseeing the risk management process with respect to the Company’s compensation policies; overseeing Chief Executive Officer and executive management succession planning; establishing and reviewing policies in the areas of senior management perquisites, if any; and approving the implementation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and other employees. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, John J. Gavin (Chairman), Lisa M. Bachmann, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for carrying out the responsibilities delegated by the Board relating to the Company’s director nomination process, for developing and assessing the Company’s Corporate Governance Guidelines and policies and for any related matters required by the federal securities laws.
In addition, among other things, the Corporate Governance and Nominating Committee is charged with: periodically making recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of individuals to be considered as candidates for election to the Board; identifying and screening individuals qualified to become members of the Board; considering questions of independence and possible conflicts of interest of members of the Board and executive officers; annually reviewing the composition of each Board committee and presenting recommendations for committee memberships to the Board; overseeing director orientation and continuing education programs; reviewing shareholder proposals relating to director nominations and related governance matters; and developing the process for, and overseeing, an annual evaluation of the Board and its committees. The Corporate Governance and Nominating Committee also reviews and reports to the Board regarding the Company’s policies, practices and disclosures with respect to matters of corporate responsibility and sustainability performance, including potential long- and short-term trends and impacts to the Company’s business of ESG factors. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, G. Michael Stakias (Chairman), Lisa M. Bachmann, John J. Gavin, Richard T. Riley, Kelly A. Romano and J. Darrell Thomas serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.
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DIRECTOR NOMINATION PROCESS
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.
Before recommending a director candidate, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.
Director Qualifications
In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. Characteristics expected of all directors include: integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors, including capability, experience, diversity, skills, expertise, dedication, conflicts of interest, independence from the Company’s management and the Company, and such other relevant factors that may be appropriate in the context of the needs of the Board.
The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Accordingly, the Board believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:
■	experience as a chief executive officer, president or principal officer of another company;
■	senior-level experience in the motor vehicle aftermarket or parts industry generally or with companies that have similar business models;
■	experience with overseas sourcing and distribution operations; and
■	strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.
Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.
The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Corporate Governance and Nominating Committee evaluates candidates for the Board on the basis of the needs of the Board, the interests of its key stakeholders and the standards and qualifications set forth above,
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DIRECTOR NOMINATION PROCESS
regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to the consideration of diversity, the Board takes into account the current composition and diversity of the Board (including diversity with respect to race, gender, national origin and ethnicity) and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors.
Shareholder Recommendations for Director Nominees
Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915, Attn: Secretary. The
recommendation must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under the section titled “Shareholder Proposals.”
Director Candidates Nominated by Shareholders
Shareholders who wish to propose a director nominee at an annual meeting must follow the advance notice procedures contained in our Amended and Restated By-laws, which include notifying the Secretary of the Company not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 90th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by the Secretary of our Company at our principal executive offices, no earlier than the close of business on the 120th calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than 100 calendar days prior to the date of the scheduled annual meeting, the 10th calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. The notice must contain all of the information required in our Amended and Restated By-laws, which, if applicable, includes information required by Rule 14a-19. Based on this year’s annual meeting date of May 18, 2023, a notice will be considered timely for the 2024 Annual Meeting of Shareholders if the Secretary of our Company receives it not earlier than the close of business on January 19, 2024 and not later than the close of business on February 18, 2024. Please see “Shareholder Proposals” for additional information.
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DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
Our non-employee director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Compensation Committee periodically reviews the compensation of our non-employee directors and makes recommendations to our Board for adjustments. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. Our non-employee director compensation program in fiscal 2022 was structured by the Compensation Committee following a review with Meridian Compensation Partners, LLC, referred to as “Meridian,” an independent compensation consultant. For 2022, the program consisted of the following components:
■	an annual cash retainer of $80,000;
■
an equity grant of restricted stock units in June 2022 pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “2018 Equity Plan”) with a grant date value of approximately $125,000 that will vest in full on the earlier of (i) the one year anniversary of the grant date or (ii) the next annual meeting of shareholders of the Company;

■	an additional annual cash retainer of $22,500 for the Lead Director; and
■
an additional annual cash retainer for services as a Committee Chair as follows: Audit Committee Chair - $20,000; Compensation Committee Chair - $15,000; and Corporate Governance and Nominating Committee Chair - $10,000.

Our non-employee director compensation program is subject to an annual aggregate limit on compensation, which provides that the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $500,000.
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DIRECTOR COMPENSATION
Director Compensation Table for Fiscal 2022
The following table sets forth certain information regarding the compensation earned by or awarded to our Non-Executive Chairman and each of our non-employee directors who served on our Board during the fiscal year ended December 31, 2022. Mr. Olsen, our President and Chief Executive Officer, receives no compensation for his service as a director and is not included in the table below. See “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables” below for information regarding Mr. Olsen’s employment agreement and his compensation for fiscal 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(a)(b) ($)	Option Awards(c) ($)	Non-equity Incentive Plan Compensation(d) ($)	All Other Compensation(e) ($)	Total ($)
Steven L. Berman, Non-Executive Chairman(f)	416,539	243,174	73,499	105,840	24,631	863,683
Lisa M. Bachmann	80,000	124,905	—	—	—	204,905
John J. Gavin	95,000	124,905	—	—		219,905
Paul R. Lederer(g)	51,250	—	—		—	51,250
Richard T. Riley	113,594	124,905	—	—	—	238,499
Kelly A. Romano	80,000	124,905	—	—	—	204,905
G. Michael Stakias	90,000	124,905	—	—	—	214,905
J. Darrell Thomas	80,000	124,905	—	—	—	204,905
(a)
For Mr. Berman, represents the grant date fair value of awards computed in accordance with FASB ASC Topic 718. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Stock awards granted to Mr. Berman in fiscal 2022 included grants of (i) time-based restricted stock units, and (ii) performance-based restricted stock units. We calculated the estimated fair value of the time-based restricted stock unit award using the closing price per share of our common stock on the grant date. The grant date fair value for the performance-based restricted stock unit award granted to Mr. Berman in fiscal 2022 was $111.31 per share based on the application of a Monte Carlo simulation model. Under FASB ASC Topic 718, the relative total shareholder return metric applicable to the performance-based restricted stock unit award issued to Mr. Berman in fiscal 2022 is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The stock awards granted to Mr. Berman in fiscal 2022 are subject to vesting and performance conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Equity Awards.” As of December 31, 2022, Mr. Berman had unexercised options and unvested stock awards outstanding as follows: (i) 9,392 unexercised options (exercisable); (ii) 6,428 unexercised options (unexercisable); (iii) 192 unvested time-based restricted stock awards; (iv) 1,790 unvested time-based restricted stock units; and (v) 4,946 unvested performance-based restricted stock units. The unvested performance-based restricted stock units represent: (i) 2,042 performance-based restricted units granted in fiscal 2020 (the “fiscal 2020 award”) for the 2020-2022 performance cycle; (ii) 1,379 performance-based restricted units granted in fiscal 2021 (the “fiscal 2021 award”) for the 2021-2023 performance cycle; and (iii) 1,525 performance-based restricted units granted in fiscal 2022 (the “fiscal 2022 award’) for the 2022-2024 performance cycle. The fiscal 2020 award is disclosed at target because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures. However, in February 2023, the Compensation Committee determined that the performance measures upon which the fiscal 2020 award was to vest were achieved at 85.8%.The fiscal 2021 award is disclosed at target because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures. However, the amount, if any, of the fiscal 2021 award that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2024 for the 2021- 2023 performance cycle. The fiscal 2022 award is shown at target because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures. However, the amount, if any, of the fiscal 2022 award that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2025 for the 2022-2024 performance cycle.

(b)	For each of our non-employee directors, other than Mr. Berman, represents the grant date fair value computed
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DIRECTOR COMPENSATION
in accordance with FASB ASC Topic 718 for awards of restricted stock units granted under our 2018 Equity Plan during fiscal 2022. We calculated the estimated fair value of the restricted stock unit awards issued to those non-employee directors using the closing price per share of our common stock on the grant date. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As of December 31, 2022, the aggregate number of unvested restricted stock units held by each of those non-employee directors, other than Mr. Lederer, was 1,223. As of December 31, 2022, Mr. Lederer did not hold any unvested restricted stock units.
(c)
Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculate the grant date fair value of option awards using the Black-Scholes option pricing model using assumptions set forth in Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(d)	Represents annual performance-based cash bonus paid to Mr. Berman after fiscal 2022 with respect to fiscal 2022’s performance. Amount indicated was awarded pursuant to our 2018 Cash Bonus Plan.
(e)
The “All Other Compensation” column consists of the following compensation items for Mr. Berman: company discretionary and matching contributions under the Dorman Products, Inc. 401(k) Retirement Plan and Trust of $12,200 and $8,331, respectively, and $4,100 of costs incurred in connection with physical health examinations offered to our executive officers.

(f)
During fiscal 2022 Mr. Berman served as our Executive Chairman and, because he was an employee of Dorman, he was not compensated as a non-employee director. During that time period Mr. Berman was compensated for his services as Executive Chairman pursuant to the terms of his amended and restated employment agreement. For a description of Mr. Berman’s prior amended and restated employment agreement see “— Non-Executive Chairman Compensation” below.

(g)	Mr. Lederer retired from the Board on May 25, 2022. Accordingly, his annual retainer was pro-rated. Mr. Lederer did not receive a stock award in fiscal 2022.
Non-Executive Chairman Compensation
On December 28, 2015, the Company entered into an amended and restated employment agreement with Mr. Berman (the “Berman Agreement”). Pursuant to the Berman Agreement, until April 1, 2023 (the “Succession Date”) Mr. Berman served as Executive Chairman, with all the authorities, duties and responsibilities customarily exercised by an individual serving in this position in a corporation of the size and nature of the Company and such other authorities, duties and responsibilities as may from time to time be reasonably delegated to him by the Board that are consistent with the foregoing.
The Berman Agreement provided for an initial term of approximately three years expiring March 31, 2019, with the term of Mr. Berman’s employment being automatically extended for an additional one-year period on March 31, 2019 and on each anniversary of March 31, 2019 thereafter, unless earlier terminated as provided in the agreement.
Pursuant to the Berman Agreement, Mr. Berman’s annual base salary was set at $360,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The Berman Agreement also provided for eligibility for (i) annual bonuses provided under the Company’s cash incentive plans, and (ii) grants of awards under the Company’s equity-related incentive plans, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the Berman Agreement provided that Mr. Berman would be eligible to participate in other employee benefit plans or arrangements generally available to our senior executives and entitled to not less than four weeks paid vacation per year.
In addition, the Berman Agreement contained a clawback provision which provided that any incentive-based compensation, or any other compensation, paid to him that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).
The Berman Agreement could be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement. The agreement also provided for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter.
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DIRECTOR COMPENSATION
In addition, the agreement included standard confidentiality and trade secret provisions typically included in agreements of the type.
The Berman Agreement contained provisions that provided for certain payments upon termination, including the following payments upon an event of termination as a result of death, disability, without “Cause,” or for “Good Reason”:
■	base salary payments would continue to be paid for three years following the date of termination in accordance with the usual payroll practices of the Company;
■	in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the three-year period following the date of termination; and
■
for three years following the date of termination, the Company shall continue on behalf of Mr. Berman and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to Mr. Berman immediately prior to the date of termination or reimburse Mr. Berman for his medical, dental, vision and hospitalization related expenses, subject to reduction if Mr. Berman obtained any such benefits pursuant to a subsequent employer’s benefit plans.

Mr. Berman’s employment agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 28, 2015.
Effective as of the Succession Date, pursuant to a planned succession process, Mr. Berman stepped down from his role as Executive Chairman and was appointed to serve as Non-Executive Chairman. In connection with that planned succession, Mr. Berman’s employment agreement was not renewed and ceased as of the Succession Date.
Pursuant to the terms of his employment agreement and in connection with the planned succession process, Mr. Berman will receive: (i) continued annual base salary in the amount of $420,000 for three years following the Succession Date (the “Applicable Period”); (ii) an annual cash bonus in the amount $150,000, on each March 15 during the Applicable Period; and (iii) continued coverage under the Company’s health and welfare plans for the Applicable Period or a stipend for such coverage (collectively, the “Obligations”).
Consistent with the terms and provisions of the 2018 Equity Plan, and Mr. Berman’s outstanding equity award agreements thereunder, Mr. Berman’s outstanding unvested equity awards (the “Unvested Awards”) will continue to vest and his vested but unexercised stock option awards (the “Unexercised Option Awards”) will remain exercisable, subject to their expiration date, so long as Mr. Berman serves as a member of the Board. Therefore, because the Obligations, the continued vesting of such Unvested Awards and the continued right to exercise such Unexercised Option Awards will serve as consideration to Mr. Berman while serving as a non-employee director of the Board, Mr. Berman will not receive compensation (other than reimbursement of expenses) under our non-employee director compensation program until the later of the date the Unvested Awards vest and are payable and April 1, 2026.
Payment of the Obligations is subject to Mr. Berman’s execution and non-revocation of a release and waiver of claims in favor of the Company and his compliance with certain restrictive covenants, including, without limitation, non-competition and non-solicitation obligations, which are set forth in a transition and release agreement (the “Transition Agreement”). The Transition Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 24, 2023.
Director Stock Ownership Guidelines
Our non-employee directors are subject to stock ownership guidelines that require each of them to own shares of our common stock having an aggregate value at least equal to five times the amount of the annual cash retainer that we pay them for regular service on the Board (not including any cash compensation paid for services as Lead Director or chair of a Board committee). Each non-employee director is required to comply with the guidelines, as amended, within five years following his or her date of first election to the board, or, if later, January 1, 2020. As of the date of this proxy statement, all of our non-employee directors comply or have additional time in which to comply with these guidelines.
22 |  2023 Proxy Statement

DIRECTOR COMPENSATION
As Non-Executive Chairman, Mr. Berman is subject to stock ownership guidelines that require him to own shares of our common stock having an aggregate value at least equal to four times his annual base salary. As of the date of this proxy statement, Mr. Berman is in compliance with these guidelines.
See “Executive Compensation: Compensation Discussion and Analysis — Stock Ownership Guidelines” for a description of the shares that are counted for purposes of determining whether a director is in compliance with these stock ownership guidelines.
  2023 Proxy Statement | 23

PROPOSAL II: ADVISORY APPROVAL OF
THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
As described in detail under the heading “Executive Compensation: Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives,” our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company, which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■	To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial performance;
■	To link a substantial portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■	To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company;
■	To encourage experienced, talented executives to join the Company and to retain the services of those executive officers that successfully contribute to our annual and long-term goals; and
■	To motivate our executives to continue to provide excellent performance year after year.
Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 31, 2022, are described under the section entitled “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables.”
As required by Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:
“RESOLVED, that the shareholders of Dorman Products, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in its 2023 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinion of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Assuming it is determined that the Company will continue to hold annual “say on pay” advisory votes, the next “say on pay” advisory vote will occur at our 2024 Annual Meeting of Shareholders.
FOR
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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PROPOSAL III: ADVISORY APPROVAL OF
THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Shareholders may vote on whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years. Shareholders have the option to vote for any one of the three options, or to abstain on the matter.
We are required to hold an advisory vote regarding the frequency of “say-on-pay” votes every six years. Our shareholders were provided with the opportunity to vote on the frequency of “say-on-pay” votes in 2017. The shareholders voted in favor of holding “say-on-pay” votes every year, and the Board adopted this standard.
While our compensation philosophy and our executive compensation program promote a performance-based culture that rewards performance over the long-term, we acknowledge current shareholder expectations regarding having the opportunity to express their views on the compensation of our named executive officers on an annual basis. We value the opinions of our shareholders and encourage communication regarding our executive compensation policies and practices. The Board believes that an annual shareholder vote on the compensation paid to the Company’s named executive officers provides the Board with current information on shareholder sentiment about our executive compensation program and enables the Board to respond timely, when deemed appropriate, to shareholder concerns about that program. Accordingly, the Board recommends that the advisory vote on executive compensation occur every year.
Although our Board recommends that the frequency of an advisory vote on executive compensation occur annually, our shareholders will be given the opportunity to vote in favor of: (i) one year; (ii) two years; (iii) three years; or (iv) abstain. This advisory vote does not approve or disapprove our named executive officers’ compensation but rather advises our Board on how often our shareholders prefer to vote on executive compensation. While the result of the advisory vote on this proposal is not binding on our Board, our Board will consider the overall outcome of the vote in establishing the frequency that the advisory vote on executive compensation is submitted to our shareholders.
FOR	THE BOARD RECOMMENDS A VOTE OF EVERY “ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
  2023 Proxy Statement | 25

PROPOSAL IV: RATIFICATION OF
KPMG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023
Our independent registered public accounting firm for the fiscal year ended December 31, 2022 was the firm of KPMG LLP (“KPMG”). The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023. A representative of KPMG is expected to attend the annual meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-laws or otherwise, we are submitting the selection of KPMG to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
FOR	THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The following discussion provides an analysis of our compensation program for our executive officers named in the Summary Compensation Table below, or the “named executive officers,” and discusses the material factors involved in our decisions regarding their compensation. These named executive officers are:
■	Kevin M. Olsen, President and Chief Executive Officer
■	David M. Hession, Senior Vice President, Chief Financial Officer and Treasurer
■	John McKnight, President, Heavy Duty
■	Joseph P. Braun, Senior Vice President, General Counsel and Secretary
■	Jeffrey L. Darby, Senior Vice President, Sales & Marketing
For biographical information regarding our named executive officers please see “Part I — Item 4.1 Information about Our Executive Officers” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. This Compensation Discussion and Analysis should be read in conjunction with such tabular and narrative disclosures.
Impact of Global Economic Conditions
Like many other businesses, Dorman and its Contributors, customers and suppliers continued to be impacted by changes in the global economy during 2022. Among other things, we continued to experience broad-based inflationary cost impacts due primarily to global transportation and logistics constraints, which resulted in significantly higher transportation costs, tariffs, material costs, and wage inflation from an increasingly competitive labor market. Additionally, rapidly increasing interest rates weighed on our results and were challenging to manage due to their immediate impact. Our management team worked creatively to navigate the challenges of leading a business in such a demanding and fluctuating environment, and, as a result of their efforts and the efforts of our entire organization, we achieved record high net sales for the Company in 2022.
The changing economic environment, including continued inflation and increasing interest rates, could significantly impact 2023 financial results and compensation outcomes, and certain aspects of our compensation programs may later be revised or modified once the Compensation Committee has had the opportunity to fully evaluate the impacts on our business.
  2023 Proxy Statement | 27

EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2022 Performance Summary
We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the Company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial objectives. Our fiscal 2022 financial results include the following highlights:
	Fiscal 2022 ($ in millions except for per share amounts)	Fiscal 2021 ($ in millions except for per share amounts)	Change (%)
Net Sales	$1,733.7	$1,345.2	29%
Net Income	$121.5	$131.5	(8%)
Diluted Earnings Per Share	$3.85	$4.12	(7%)
In addition, we saw operational successes that included the following:
■	Opening of a new distribution center in Whiteland, Indiana and investment in technology to automate certain of our other distribution facilities;
■
Acquisition of SuperATV, a leading supplier to the powersports aftermarket, which strategically diversifies our customer base and product offerings by providing a compelling entry point to the large and growing powersports industry;

■	Introduction of 4,443 new distinct parts with 35% of those parts being new-to-the-aftermarket; and
■	Introduction of 486 distinct parts for the Heavy Duty product line, an area of strategic growth for the Company.
For further discussion of our operational and financial performance for the fiscal year ended December 31, 2022, please see “Part II — Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company, which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■
To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial and share price performance while balancing market practices, governance norms and risk profiles of the various compensation programs utilized;

■	To link a substantial portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■	To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company;
■	To encourage experienced, talented executives to join the Company and to retain the services of those executive officers that successfully contribute to our annual and long-term goals; and
■	To motivate our executive officers to continue to provide excellent performance year after year.
We believe that our program focuses management on achieving both annual performance targets and profitable growth over the long term.
We believe it is important that our executive compensation program be competitive and attractive
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to lead the Company and position the Company for future growth while at the same time being mindful of our responsibility to shareholders to manage costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that seek to ensure positive short- and long-term business performance and growth in shareholder value.
We believe that an executive’s total direct compensation should generally reflect the executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company.
Typically, an executive’s total direct compensation will increase to reflect changes in the executive’s functional role and the ability of the executive to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total direct compensation generally becomes variable.
We believe that variable compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our executive officers and our shareholders, particularly equity-based variable compensation. We may provide our executive officers with equity awards in connection with our new hire process, for promotions and for retention. In addition, we may provide our executive officers with long-term incentives in the form of stock options and performance or time-based restricted stock units.
Mix of Total Compensation
In 2022, the majority of each named executive officer's total pay mix was focused on variable compensation, in the form of annual cash incentive and long-term equity incentive awards. The annual cash incentive opportunity tied compensation to key Company performance metrics that, while measured annually, support our long-term strategic goals. The mix of 2022 long-term equity incentive awards was comprised of time-based restricted stock units, performance-based restricted stock units tied to metrics over a three-year performance period, and stock options. The performance-based restricted stock units represented the largest portion of our regular long-term equity incentive awards and are tied to key Company performance metrics that support our long-term strategic goals. The value of each type of equity award is linked, in part, to growth in our share price; thereby aligning the interests of our named executive officers with those of our shareholders.
  2023 Proxy Statement | 29

EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
As the charts below show, our pay mix places greater emphasis on performance-based long-term and short-term incentives, which are not guaranteed. For purposes of this discussion, target total direct compensation means the sum of base salary, target annual performance-based cash incentive compensation, and target performance-based long-term incentive compensation. Note that the target percentages reflected in the charts are based on target compensation amounts and therefore may not match the values reflected in the Summary Compensation Table.

(1)
In fiscal 2022, the other named executive officers received an additional RSU grant which is not included as part of their target compensation and is not included in the above chart. If included, the pay mix would be 36% salary, 19% short-term Incentive, and 45% long-term incentive.

Determining Executive Compensation
As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for reviewing and approving the compensation for our named executive officers on an annual basis (subject to the terms of any applicable employment agreements).
Among other things, the Compensation Committee fulfills its responsibility by (i) establishing corporate objectives that must be met in order for certain elements of executive compensation to be earned; (ii) establishing the individual performance goals and objectives of the Chief Executive Officer and, for fiscal 2022, the Executive Chairman; (iii) reviewing the individual performance goals and objectives established by the Chief Executive Officer for the other named executive officers; and (iv) evaluating named executive officer performance against their respective individual performance goals and objectives and setting compensation levels based on that evaluation.
With respect to corporate performance, at the beginning of each year the Compensation Committee works with management to establish Company performance targets and objectives that must be met for the fiscal year (in the case of short-term incentives) and the three-year performance period (in the case of certain long-term incentives) in order for certain elements of named executive officer compensation to be earned. Company targets and objectives may include items such as net sales growth, pre-tax income growth and other similar measures. Following the completion of each performance period, the Compensation Committee reviews and determines whether those Company targets and objectives have been achieved.
With respect to individual performance, the Compensation Committee assesses the performance of each of the Chief Executive Officer and, for fiscal 2022, the Executive Chairman against the individual performance measures that the Compensation Committee established for them. With respect to the other named executive officers, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other named executive officers, and, based on that assessment, he recommends changes to salary and bonus levels and the amount of equity awards (if any), for consideration by the Compensation Committee.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Compensation decisions for each individual named executive officer are the result of the subjective analysis of various factors, including the named executive officer’s performance, long-term potential, responsibilities, experience, skills, tenure with the Company, historical compensation amounts, competitive pay practices generally, the financial performance of the Company and general economic conditions. In making individual compensation decisions, the Compensation Committee relies on the judgment and experience of its members as well as information that was reasonably available to committee members, including, but not limited to, comparable company data. In addition to these factors, the Compensation Committee also considers internal comparisons of pay within the executive group.
The Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements or amendments, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer, the Executive Chairman (for fiscal 2022) and other named executive officers, in each case as, when, and if it deems appropriate.
Say-on-Pay
The Compensation Committee and the Board appreciate and value the views of our shareholders. At our 2022 annual meeting of shareholders, approximately 99% of the votes cast were in favor of the “say on pay” advisory resolution on executive compensation. In light of this strong shareholder support for our overall pay practices and executive compensation, the Compensation Committee decided to maintain our general principles and philosophy in structuring executive compensation for 2023. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.
Role of Our Compensation Consultant
The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation Committee has from time to time retained consultants to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. Any such consultant reports directly to the Compensation Committee. The Compensation Committee reviews and assesses the independence and performance of any consultant then-engaged on an annual basis in order to confirm that the consultant is independent and meets all applicable regulatory requirements.
The Compensation Committee engaged Meridian Compensation Partners, LLC, or “Meridian,” as its independent compensation consultant for fiscal 2022. The Compensation Committee assessed the independence of Meridian pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Meridian does not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation, and concluded that no conflict of interest exists.
Competitive Market Pay Information
Meridian, among other things, compiled appropriate survey sources, gathered and analyzed competitive compensation data both from a Willis Towers Watson survey and the most recent proxy statements for the comparator peer group (see table below), and developed competitive compensation rates for each position.
  2023 Proxy Statement | 31

EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee references comparator peer group data to assess the competitiveness of the Company’s executive officer compensation program. The Compensation Committee selects the Company’s peer group using a balanced approach that focuses on companies of similar size (revenue, net income, market capitalization and/or enterprise value) and in the same or adjacent sectors (industry/business competitors). For fiscal 2022, the Company approved a revised comparator peer group to use when assessing competitive pay information. The 2022 peer group consisted of 15 companies that are publicly traded on major U.S. exchanges, generally have annual revenues in the range of 33% to 300% of our annual revenues, and are in the auto parts and equipment industry or adjacent industries. The adjustments to the peer group were made to help ensure that the size and industry of our peers continued to be appropriate for benchmarking 2022 pay decisions. The Committee believes that this group, when taken in aggregate, represents a reasonable market reference when determining the competitiveness of our pay programs. The 2022 peer group consisted of the following companies:
Fiscal 2022 Peer Group for Compensation Benchmarking
American Axle & Manufacturing Holdings, Inc.	Meritor, Inc.
CarParts.com, Inc.	Modine Manufacturing Company
Cooper-Standard Holdings, Inc.	Motorcar Parts of America, Inc
Fox Factory Holding Corp.	Patrick Industries, Inc.
Gentex Corporation	Standard Motor Products, Inc.
Helios Technologies, Inc.	Stoneridge, Inc.
Horizon Global Corporation	Visteon Corporation
LCI Industries
The Components of Named Executive Officer Compensation
Elements of compensation for our named executive officers include the following:
Type of Compensation	Objective
Base Salary	Competitive, fixed compensation
Annual Performance-Based Cash Awards	Performance incentive linked directly to annual objectives in key financial areas
Equity Incentive Awards
Time-based restricted stock units provide retention, stock options provide direct shareholder alignment and performance-based incentives link directly to long-term financial objectives and also align with shareholder interests

■ Stock Options
■ Time-Based Restricted Stock Units
■ Performance-Based Restricted Stock Units
Other Compensation and Benefits	Competitive compensation and retention incentives
■ 401(k) Retirement Plan
■ Non-Qualified Deferred Compensation Plan
■ Perquisites and Other Personal Benefits
■ Post-Employment Compensation
Base Salary
Base salary reflects amounts paid during the year to our named executive officers as direct compensation for their services to the Company. We also use our base salary to attract and retain top quality executives and managers from other companies. We may increase base salaries from time to time to reward our named executive officers for their individual performance, to encourage them to achieve higher levels of performance, and for promotion and retention purposes. Base salaries and increases to base salaries recognize individual performance, the amount of experience, the importance of, and skills required in, the named executive officer’s position, responsibilities, expected contributions of each named executive officer and market competitive factors.
Mr. Olsen’s base salary was negotiated as part of his employment agreement, and it is subject to increase from time to time by the Compensation Committee. See “Executive Compensation: Compensation Tables – Narrative Disclosure to Summary Compensation and Grants of Plan-Based Award Tables.” Base
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
salaries of the other named executive officers are set upon hire or promotion and are annually set at levels that we believe adequately reward and retain capable executives. We generally set total compensation and the components of total compensation by reviewing the compensation practices of our peers and understanding how our total compensation and those components compare to the total compensation and similar components of companies in the 25th, 50th and 75th percentiles. However, we do not target any specific percentile of the market for total compensation or any component of total compensation.
Effective December 26, 2021 and in connection with his new employment agreement, Mr. Olsen’s base salary increased 20%. Effective February 20, 2022, the Compensation Committee authorized base salary increases ranging from approximately 4% to 7.5% for our other named executive officers. The fiscal 2022 base salaries of our named executive officers are set forth in the table below.
Name	Base Salary($)
Kevin M. Olsen	810,000
David M. Hession	485,000
John McKnight	430,000
Joseph P. Braun	427,000
Jeffery L. Darby	440,000
Annual Performance-Based Cash Bonuses
We use annual performance-based cash bonuses to reward eligible employees at the manager level and above, including our named executive officers, for the successful achievement of the Company’s annual financial performance objectives. The Compensation Committee believes that performance-based cash bonuses assist the Company in motivating and retaining executive talent whose abilities and leadership skills are critical to the Company’s long- term success.
Annual cash bonus awards are payable pursuant to the terms of the Company’s 2018 Cash Bonus Plan, or the “2018 Cash Plan,” which was adopted in March 2018 by the Board. The purpose of the 2018 Cash Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The 2018 Cash Plan is administered by the Compensation Committee.
The Compensation Committee has the power to grant awards under the 2018 Cash Plan, to determine the amount of cash to be paid pursuant to each award and to establish the terms and conditions of each award. Awards may provide for payment in installments or upon the satisfaction of qualitative or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee. Each participant in the 2018 Cash Plan is eligible to receive payment of the award only after certification by the Compensation Committee that such targets have been satisfied. Final payments with respect to awards vary based on the level of achievement measured against the predetermined performance measures. The Compensation Committee has the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of our Company. The maximum aggregate bonus amount that may be paid in any single year to any participant under the 2018 Cash Plan is $2,000,000. All awards under the 2018 Cash Plan are subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
The annual cash bonus for fiscal 2022 for all of our named executive officers was based on our fiscal 2022 growth in (i) adjusted pre-tax income, and (ii) net sales. Each performance goal was assigned a weighting – 75% for adjusted pre-tax income, and 25% for net sales. The Company performance metrics operate independently.
The Compensation Committee believes that basing performance on growth in adjusted pre-tax income and net sales focuses management’s attention on revenue growth and profitability, which are key drivers in building shareholder value. The Compensation Committee believes the design of the fiscal 2022 annual performance-based cash bonus aligns the performance measures to the Company’s strategic plan and incentivizes management to focus on achieving financial goals that are aligned with the Company’s operating budget.
  2023 Proxy Statement | 33

EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
For fiscal 2022, “adjusted pre-tax income” means the Company’s consolidated income before income taxes for fiscal 2022 determined in accordance with generally accepted accounting principles (“GAAP”), excluding the following items: (a) items generally excluded from earnings per share and earnings before interest, taxes, depreciation and amortization, or EBITDA, by the Company or institutional investors or analysts when evaluating the Company’s performance, such as one-time gains or losses from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, restructuring charges and other non-GAAP adjustments, but including normal provisions for slow moving and obsolete inventory and accounts receivable; (b) the impact of any acquisitions, divestitures, discontinuance of business operations, or restructuring; and (c) the cumulative effect of any accounting changes. In addition, for fiscal 2022, the impact of the SuperATV acquisition was excluded from net sales for purposes of calculating the annual cash bonuses.
For fiscal 2022, our Compensation Committee set threshold, target, and maximum performance-based cash bonus award levels based on our annual operating budget. There would be no annual cash bonus payout with respect to any Company performance metric for which actual Company performance did not meet the threshold level. Payout at threshold would be at 50% of target. Achievement between specified Company performance levels would result in a payout based on linear interpolation. In addition, the annual cash bonus award had a cap of 200% of the target annual incentive opportunity for such performance measure as a maximum award level for each of our named executive officers. Set forth below are the fiscal 2022 annual cash bonus target awards for each of our named executive officers.
Name	Target (% of Base Salary)
Kevin M. Olsen	100%
David M. Hession	55%
John McKnight	55%
Joseph P. Braun	55%
Jeffrey L. Darby	50%
The following table sets forth the fiscal 2022 financial performance measures threshold, target and maximum goals and the actual results:
Measure	Threshold	Target	Maximum	Actual	Payout % Earned
(in millions)
Adjusted Pre-Tax Income (75% weighting)	$205.8	$222.6	$243.4	$189.8(1)	0%
Net Sales (25% weighting)	$1,468.8	$1,620.0	$1,782.0	$1,684.1(2)	143%
Payout Percentage	50%	100%	200%		36%
(1)
Fiscal 2022 adjusted pre-tax income was calculated by adjusting the Company’s consolidated income before income taxes for fiscal 2022 for the impact of SuperATV results of operations post-acquisition in fiscal 2022, interest expense on certain term loan obligations, transaction and other acquisition-related costs and acquisition-related intangible asset amortization.

(2)	Fiscal 2022 net sales was adjusted to exclude the impact of SuperATV results of operations post-acquisition in fiscal 2022.
The table below shows the annual performance-based cash bonuses earned for fiscal 2022 in light of fiscal 2022 financial performance.
Such annual cash bonuses were paid in the first
quarter of fiscal 2023. The Compensation Committee believes that the awards made were appropriately below the target amount given the Company’s financial results.
	Award Opportunity at Target	Actual Award (Based on 36% Achievement)
Kevin M. Olsen	$810,000	$291,600
David M. Hession	$266,750	$96,030
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
	Award Opportunity at Target	Actual Award (Based on 36% Achievement)
John McKnight	$236,500	$85,140
Joseph P. Braun	$234,850	$84,546
Jeffrey L. Darby	$220,000	$79,200
Equity Awards
Compensation may be awarded to our named executive officers in the form of equity-based awards. Equity awards are designed to focus our named executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our equity plans recognize a named executive officer’s contribution to our overall corporate performance and provide a financial incentive to achieve our long-term goals.
We provide our named executive officers with long-term incentives in the form of stock options with time-based vesting and grants of restricted stock units with time and performance-based vesting. Prior to 2020, we also provided certain of our named executive officers with long-term incentives in the form of grants of restricted stock with performance-based and time-based vesting. The time-based element of our equity awards has been structured as an incentive for continued employment and to align the interests of our named executive officers with those of shareholders. Performance-based equity awards reinforce our commitment to a pay for performance philosophy as awards are only earned if specific levels of performance are achieved.
We also may grant equity awards to named executive officers in connection with commencement of employment, for promotions and retention, among other reasons. The amount and type of each such equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity award is based upon, among other things, the experience, expertise and responsibility of each named executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, we believe an initial grant serves to help attract new executives.
All equity awards issued to our named executive officers in fiscal 2022 were issued pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock
Incentive Plan, or the “2018 Equity Plan.” For fiscal 2022, the Company issued a mix of long-term incentive equity-based awards to our named executive officers. The mix for each named executive officer’s regular annual equity grant was comprised of performance-based restricted stock units (50%), time-based restricted stock units (25%), and non-qualified stock options (25%).
The Compensation Committee may adjust on a year-over-year basis equity grant levels of our named executive officers annually based on a number of factors including but not limited to market competitiveness and retention. See the Grants of Plan-Based Awards for Fiscal 2022 table for more information.
Under the Dorman Products, Inc. Policy Regarding the Granting of Equity-Based Compensation Awards, subject to certain exceptions, annual incentive awards are made in March of each year. Any off-cycle awards, for promotions, retention and newly-hired employees, for example, generally are made on the first trading day of each month. The Compensation Committee adopted the policy to help ensure consistent practices in connection with grants of equity awards.
Stock Options
On March 2, 2022, as part of the Company’s annual grant cycle, the Company awarded our named executive officers options to purchase shares of our common stock. All of such stock options vest 25% per year, beginning with the first anniversary of the date of grant, and expire on the eighth anniversary of the date of grant. Such stock options have value to the recipient only if the Company’s stock price appreciates, which the Compensation Committee believes enhances our pay-for-performance philosophy of executive compensation.
The number of shares of our common stock subject to options awarded to our named executive officers in fiscal 2022 is set forth in the Grants of Plan-Based Awards for Fiscal 2022 table.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Time-Based Restricted Stock Units
On March 2, 2022, as part of the Company’s annual grant cycle, the Company awarded each named executive officer time-based restricted stock units that vest 25% per year, beginning with the first anniversary of the date of grant. Also on March 2, 2022, the Company issued an additional incentive award to certain named executive officers in the form of a grant of time-based restricted stock units that vest 100% on the third anniversary of the date of grant. The Compensation Committee believes that time-based restricted stock units in general promote retention and align the interests of our named executive officers with shareholders by providing long-term stock ownership opportunities. In addition, the Compensation Committee believes that the additional incentive award provides enhanced retention and performance incentives, because, unlike restricted stock unit awards with annual vesting, the shares subject to the additional incentive award are not available to the named executive officers until after the three-year cliff vesting period has been satisfied. The additional incentive awards were also designed to promote long-term stock ownership.
The number of shares of our common stock subject to time-based restricted stock units issued to our named executive officers in fiscal 2022 is set forth in the Grants of Plan-Based Awards for Fiscal 2022 table.
Performance-Based Restricted Stock Units
On March 2, 2022, as part of the Company’s annual grant cycle, the Company awarded each named executive officer performance-based restricted stock units (the “2022 PRSU”). The Compensation Committee believes the awards of performance-based restricted stock units support our goal for creating long-term shareholder value. The 2022 PRSU will vest (if at all) after the completion of a three-year performance period ending December 28, 2024 (the “2022-2024 Performance Cycle”). Based on the performance at the end of the three-year period, award recipients may earn less or more than the target award granted. The Compensation Committee, with input from Meridian, determined that the performance metric for the 2022 PRSU would be the Company’s three-year total shareholder return, or “TSR,” compared to a peer group, which we refer to as relative TSR, or “RTSR.” The Compensation Committee believes using the RTSR metric is consistent with the Company’s compensation philosophy, which emphasizes a pay for performance environment and linkage to shareholding interests.
The Compensation Committee selected, with the assistance of Meridian, the companies within the S&P Mid-Cap 400 Growth Index, or, the “S&P Growth Index,” to use as the comparator group for reasons including but not limited to the following:
■	it consists of growth companies with market capitalizations similar to the Company;
■	the companies in the S&P Growth Index typically do not pay dividends, similar to the Company; and
■	the companies in the S&P Growth Index are expected to experience above average increases in revenue and earnings.
The number of shares that vest under the 2022 PRSU awards ranges from 0% to 200% of the target number of shares awarded depending on the Company’s performance during the 2022-2024 Performance Cycle. The Compensation Committee has assigned target, threshold and maximum percentile values to the RTSR performance metric. The RTSR performance percentiles were adopted by the Compensation Committee based on their assessment that such percentiles reflect market competitive long-term incentive pay practices, as well as meaningful levels of relative performance that warrant payouts at threshold, target and maximum levels. The percentiles were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results. The threshold level must be met for any shares to vest under the 2022 PRSU. The maximum number of shares that may be issued on vesting of performance-based restricted stock units is capped so that the value received on vesting cannot be greater than 400% of the value of the performance-based restricted stock units at the grant date using the target number of performance-based restricted stock units. The number of units that vest if performance is between the threshold, target and maximum levels will be determined using straight line interpolation.
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COMPENSATION DISCUSSION AND ANALYSIS
The following table sets forth the percentage of the 2022 PRSU that will vest at the end of the three-year performance period based on the level of performance.
	<Minimum	Minimum	Target	Maximum
RTSR(1)	Below 35th Percentile	35th Percentile	55th Percentile	75th Percentile or Above
Vested Percent of 2022 PRSU	0%	50%	100%	200%
(1)
The 2022 PRSU defined RTSR as a comparison of the Company’s TSR to the TSR of the companies comprising the S&P Growth Index for the measurement period. TSR is calculated using the change in share price during the performance period, along with dividends paid. The calculation assumes that dividends are reinvested, and it also adjusts for stock splits. RTSR performance is calculated using the trailing 20-trading day average closing stock prices of the trading days immediately preceding the first day and last day of the measurement period.

The Compensation Committee will determine the final payouts under the 2022 PRSU in the first quarter of the year following the end of the performance period. The number of shares subject to performance-based restricted stock unit awards issued to our named executive officers in fiscal 2022 is set forth in the Grants of Plan Based Awards for Fiscal 2022 table.
2020 Awards
In March 2020, the Compensation Committee granted performance-based restricted stock units (the “2020 PRSU”) with a performance cycle from December 29, 2019 through December 30, 2022 (the “2020-2022 performance cycle”) to each of our named executive officers. The Compensation Committee set:
■	the threshold, target and maximum performance-based restricted stock unit amounts payable to the named executive officers;
■	the relevant performance measure, which was the Company’s three-year TSR as compared to the TSR of the companies comprising the S&P Growth Index; and
■	the goals for threshold, target and maximum payout.
The payouts for the 2020 PRSU could have ranged from 0% to 200% of each participating named executive officer’s target, with a threshold payout equal to 50% of target and a maximum payout equal to 200% of target. For the 2020 PRSU to be earned, the threshold or minimum achievement level must have been attained. To emphasize its pay-for-performance philosophy, the Compensation Committee set target at the 55th percentile, requiring above-median performance for a target payout of 100%. The number of shares that vest if performance is between the threshold, target and maximum levels is determined using straight line interpolation.
The table below shows the number of shares that each named executive officer who received a 2020: PRSU award had the potential to earn under the 2020 PRSU at the threshold, target and maximum levels.
SHARE PAYOUT OPPORTUNITIES UNDER THE 2020 PRSU
Name	Threshold (#)	Target (#)	Maximum (#)
Kevin M. Olsen	3,256	6,512	13,024
David M. Hession	1,875	3,751	7,502
John McKnight	810	1,621	3,242
Joseph P. Braun	1,749	3,499	6,998
Jeffrey L. Darby	1,641	3,283	6,566
In February 2023, the Compensation Committee reviewed our performance against the performance measure for the 2020 PRSU during the 2020-2022 performance cycle. The Company’s TSR for the performance period was 13.14%, and its RTSR ranked at the 49th percentile of the companies comprising the S&P Growth Index. As a result, the Compensation Committee approved a payout of the 2020 PRSU at 85.8% of target. The table below sets forth the number of units that vested based upon actual results for the performance goals for the 2020-2022 performance cycle.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
ACTUAL PAYOUT UNDER THE 2020 PRSU
Name	Target (#)	Payout Percentage of Target	Payout (# of Units Vested)
Kevin M. Olsen	6,512	85.8%	5,587
David M. Hession	3,751	85.8%	3,218
John McKnight	1,621	85.8%	1,390
Joseph P. Braun	3,499	85.8%	3,002
Jeffrey L. Darby	3,283	85.8%	2,816
401(k) Retirement Plan
Our named executive officers are eligible to participate in the Company’s 401(k) Retirement Plan because they satisfy certain age and service requirements. We offer the 401(k) Retirement Plan to enhance our ability to attract and retain talented executives and other employees and to encourage them to systematically save for retirement.
Individual accounts are maintained for the cash contributions made on behalf of each eligible employee, and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account.
There are three types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions, which we deduct from each participating employee’s compensation (subject to certain limits established by law); (2) a company discretionary contribution which, if made, may be made in cash, common stock or a combination thereof, and where the amount of any such discretionary contribution is determined by multiplying the applicable percentage approved by the Compensation Committee by the employee’s annual compensation; and (3) a company discretionary matching contribution to each eligible employee.
Benefits under the 401(k) Retirement Plan are payable at age 65 (normal retirement), total disability, death, or, if earlier, upon employment termination if so elected by the participant. There are no vesting requirements for employee voluntary contributions. Company discretionary contributions vest 20% each year beginning at two years of service, with 100% vesting at six years or more. The vesting schedule for the matching contribution is 100% cliff vesting at three years of service. For fiscal 2022, we made discretionary matching contributions to each eligible employee equal to 50% of the first 4% of compensation contributed to the 401(k) Retirement Plan by the eligible employee as voluntary contributions. In addition, for fiscal 2022 we made company discretionary contributions in an amount equal to four percent of each eligible participant’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.
Non-Qualified Deferred Compensation Plan
The Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” is intended to benefit a select group of our highly compensated employees, including our named executive officers, who are key to our future success, and to help attract and retain management talent. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.
Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, up to 25% of his or her base salary and 90% of his or her bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his or her deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments over up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment; (ii) on a specified date selected by the participant after a minimum deferral period; (iii) death; (iv) disability (as defined by Section 409A of the Code); or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.
In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of our general creditors in the event of bankruptcy or forced liquidation of the Company.
Employment Agreements
As a general matter, other than for the Executive Chairman (for fiscal 2022) and the Chief Executive Officer, we do not enter into employment agreements with our executive officers. See “Director Compensation – Non-Executive Chairman Compensation” for information regarding the prior employment agreement for our Non-Executive Chairman. See “Executive Compensation: Compensation Tables – Narrative Disclosure to Summary Compensation and Grants of Plan-Based Award Tables” for a description of Mr. Olsen’s employment agreement.
Post-Employment and Change in Control Benefits
Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our short- and long-term goals.
Effective December 26, 2021 the Compensation Committee adopted the Dorman Products, Inc. Executive Severance Plan, referred to as the “Severance Plan,” to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include, among others, employees with the title of President or Senior Vice President who are designated as a participant by the Compensation Committee. Each of the Company’s named executive officers, other than Mr. Olsen, has been designated a participant in the Severance Plan. Mr. Olsen is not a participant in the Severance Plan because his severance benefits are governed by the terms of his employment agreement with the Company. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for more information.
Perquisites and Other Benefits
We annually review the perquisites that our named executive officers receive. Dorman’s executive compensation program provides limited perquisites to our named executive officers. All members of senior management, including the named executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical and other health and welfare plans. In addition, Dorman pays the applicable premiums on (i) a $2.0 million term life insurance policy on the life of Mr. Olsen, and (ii) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as-needed basis. Our executives may receive a comprehensive physical examination, which the Company reimburses.
Stock Ownership Guidelines
Consistent with our executive compensation philosophy and the principle of aligning executive and shareholder interests, our Compensation Committee has adopted stock ownership guidelines requiring our named executive officers to maintain minimum ownership levels of our common stock. Under these guidelines, our Chief Executive Officer is expected to own shares of our common stock having an aggregate value at least five times his annual base salary, and each of our other named executive officers is expected to own shares of our common stock that have a value at least equal to three times annual base salary.
Shares that are counted for purposes of satisfying ownership requirements include:
■	shares owned directly by the individual or his or her immediate family members residing in the same household;
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
■	shares held in a trust for the benefit of the individual or his or her immediate family members;
■	shares owned through savings plans, such as the Company’s 401(k) Retirement Plan, or acquired through a Company sponsored employee stock purchase plan;
■	unvested time-based restricted stock held by the individual;
■	shares underlying unvested time-based restricted stock units held by the individual; and
■	shares, restricted stock and restricted stock units held by the individual in any Company sponsored deferred compensation plan.
For purposes of the stock ownership guidelines, shares underlying stock options, unvested performance-based restricted stock and shares underlying unvested performance-based restricted stock units will not be considered when determining an individual’s stock ownership. All of our named executive officers must comply with these ownership requirements within five years following their dates of hire or promotion (or, if later, January 1, 2020).
The foregoing stock ownership requirements are measured annually in January. For purposes of the measurement, the individual’s stock ownership is valued based on:
■	his or her then-current salary;
■
with respect to shares of common stock owned outright (e.g., held directly, in a trust, through a Company sponsored benefit plan or in a deferred account), the value of the stock using the average closing price of the Company’s stock for the prior calendar year; and

■	with respect to unvested restricted stock and restricted stock unit awards, using the greater of:
■	the closing price of the Company’s stock on the last trading day of the prior calendar year; and
■	the value of the awards on the date of grant.
Once an individual covered by the ownership guidelines has achieved compliance in any year, if he or she fails to meet the ownership guidelines in any subsequent year solely because of a decline in the price of the Company's common stock, he or she will not be found to be noncompliant. As of the date of this proxy statement, all of our named executive officers comply or have additional time in which to comply with these guidelines.
Clawback Policy
The Compensation Committee has adopted a clawback policy which allows the Company to recover performance-based compensation, whether cash or equity, from a current or former named executive officer in the event the Board determines that such named executive officer engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise materially contributed to the need for a restatement of the Company’s financial results due to material noncompliance with any financial reporting requirement under the federal securities laws. Under such policy, the Company may recoup annual incentives and long-term incentives received by such named executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such restatement if the Board determines, in its reasonable discretion, that any such performance-based compensation would not have been paid, awarded or vested or would have been at a lower amount had it been based on the restated financial results. The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company. In light of recent rules adopted by the SEC, in 2023 the Company intends to review its clawback policy to determine what revisions, if any, are necessary in light of those rules.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Insider Trading Policy
We maintain an Insider Trading Policy that contains prohibitions on, among other items, officers, directors and employees purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their own personal benefit. While not required to enter into trading plans, our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we prohibit our directors, officers and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of Dorman securities. Our Insider Trading Policy also prohibits our directors, officers and employees from: (i) participating in short sales of
Dorman securities; (ii) participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, related to Dorman securities; and (iii) holding Company securities in margin accounts or pledging Company securities as collateral for a loan. Currently, each of our directors and named executive officers complies with this anti-hedging policy.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Post Fiscal 2022 Compensation Actions
2023 Comparator Peer Group
The Compensation Committee, with the recommendation of Meridian, approved a revised comparator peer group to use when determining competitive pay information for fiscal 2023. The peer group consists of 16 companies in Auto Parts & Equipment and moderately related industries that are publicly traded on major U.S. exchanges and generally have annual revenues in the range of 33% to 300% of our annual revenues. The adjustments to the peer group included removing one peer, Meritor, Inc., which was acquired by another company, and adding two new companies, Holley, Inc. and Garrett Motion, Inc. The Committee believes that this group, when taken in aggregate, represents a reasonable market reference when determining the competitiveness of our pay programs for fiscal 2023.
Fiscal 2023 Peer Group
American Axle & Manufacturing Holdings, Inc.	Horizon Global Corporation
CarParts.com, Inc.	LCI Industries
Cooper-Standard Holdings Inc.	Modine Manufacturing Company
Fox Factory Holding Corp.	Motorcar Parts of America, Inc.
Garrett Motion Inc.	Patrick Industries, Inc.
Gentex Corporation	Standard Motor Products, Inc.
Helios Technologies, Inc.	Stoneridge, Inc.
Holley Inc.	Visteon Corporation
Compensation Committee Report
The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2022.
Compensation Committee
John J. Gavin, Chairman
Lisa M. Bachmann
Richard T. Riley
Kelly A. Romano
G. Michael Stakias
J. Darrell Thomas
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Summary Compensation Table for Fiscal 2022
The following table sets forth summary information relating to all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Kevin M. Olsen President and Chief Executive Officer	2022	807,404	—	1,489,429	449,989	291,600	41,561	3,079,983
	2021	665,135	—	1,148,628	320,608	1,201,500	41,637	3,377,508
	2020	614,885	—	624,696	200,837	757,915	40,361	2,238,694
David M. Hession Senior Vice President, Chief Financial Officer and Treasurer	2022	479,133	—	550,867	90,936	96,030	25,883	1,242,849
	2021	448,833	—	282,795	78,940	441,627	24,027	1,276,222
	2020	435,750	—	359,803	115,691	335,727	23,565	1,270,536
John McKnight(5) President, Heavy Duty	2022	426,885	—	516,736	80,616	85,140	20,738	1,130,115
Joseph P. Braun Senior Vice President, General Counsel and Secretary	2022	424,058	—	514,823	80,034	84,546	20,681	1,124,142
	2021	405,889	—	256,987	71,746	401,390	23,168	1,159,180
	2020	384,303	—	335,628	107,931	296,061	15,411	1,139,334
Jeffrey L. Darby Senior Vice President, Sales & Marketing	2022	436,937	—	468,251	65,994	79,200	23,939	1,074,321
	2021	420,171	—	226,818	63,317	375,847	20,003	1,106,156
	2020	407,895	—	314,907	101,234	251,412	19,558	1,095,006
(1)
Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Stock awards granted in fiscal 2022 include grants of: (i) time-based restricted stock units and (ii) performance-based restricted stock units. We calculated the estimated fair value of the time-based restricted stock unit awards using the closing price per share of our common stock on the grant date. The grant date fair value for the performance-based restricted stock unit awards granted in fiscal 2022 was $111.31 per share based on the application of a Monte Carlo simulation model. Under FASB ASC Topic 718, the RTSR metric applicable to the performance-based restricted stock unit awards issued in fiscal 2022 is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The stock awards granted in fiscal 2022 are subject to vesting conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Equity Awards.”

(2)
Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculate the grant date fair value of option awards using the Black-Scholes option pricing model using assumptions set forth in Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)
Represents annual performance-based cash bonuses paid to our named executive officers after the fiscal year with respect to that fiscal year’s performance. All incentive cash bonus awards issued in fiscal 2022 to our named executive officers were issued pursuant to our 2018 Cash Plan.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
(4)	The “All Other Compensation” column for the fiscal year ended December 31, 2022 includes the following compensation items.
Named Executive Officer	Discretionary Company Contribution to 401(k) Retirement Plan ($)	Discretionary Company Matching Contribution to 401(k) Retirement Plan ($)	Physical Examinations ($)	Executive Life Insurance Premiums ($)	Executive Disability Insurance Premiums ($)	Total ($)
Kevin M. Olsen	12,200	16,148	—	2,527	10,686	41,561
David M. Hession	12.200	9,583	4,100	—	—	25,883
John McKnight	12,200	8,538	—	—	—	20,738
Joseph P. Braun	12,200	8,481	—	—	—	20,681
Jeffrey L. Darby	12,200	8,739	3,000	—	—	23,939
(5)	Mr. McKnight served as Senior Vice President, Operations in fiscal 2022 prior to becoming President, Heavy Duty effective March 10, 2023.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Grants of Plan-Based Awards for Fiscal 2022
The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2022:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin M. Olsen	—	405,000	810,000	1,620,000	—	—	—	—	—	—	—
	3/2/2022	—	—	—	4,669	9,339	18,678	—	—	—	1,039,524
	3/2/2022	—	—	—	—	—	—	—	13,910	96.36	449,989
	3/2/2022	—	—	—	—	—	—	4,669	—	—	449,905
David M. Hession	—	133,375	266,750	533,500	—	—	—	—	—	—	—
	3/2/2022	—	—	—	943	1,887	3,774	—	—	—	210,042
	3/2/2022	—	—	—	—	—	—	—	2,811	96.36	90,936
	3/2/2022	—	—	—	—	—	—	943	—	—	90,867
	3/2/2022	—	—	—	—	—	—	2,594	—	—	249,958
John McKnight	—	118,250	236,500	473,000	—	—	—	—	—	—	—
	3/2/2022	—	—	—	836	1,673	3,346	—	—	—	186,222
	3/2/2022	—	—	—	—	—	—	—	2,492	96.36	80,616
	3/2/2022	—	—	—	—	—	—	836	—	—	80,557
	3/2/2022	—	—	—	—	—	—	2,594	—	—	249,958
Joseph P. Braun	—	117,425	234,850	469,700	—	—	—	—	—	—	—
	3/2/2022	—	—	—	830	1,661	3,322	—	—	—	184,886
	3/2/2022	—	—	—	—	—	—	—	2,474	96.36	80,034
	3/2/2022	—	—	—	—	—	—	830	—	—	79,979
	3/2/2022	—	—	—	—	—	—	2,594	—	—	249,958
Jeffrey L. Darby	—	110,000	220,000	440,000	—	—	—	—	—	—	—
	3/2/2022	—	—	—	684	1,369	2,738	—	—	—	152,383
	3/2/2022	—	—	—	—	—	—	—	2,040	96.36	65,994
	3/2/2022	—	—	—	—	—	—	684	—	—	65,910
	3/2/2022	—	—	—	—	—	—	2,594	—	—	249,958
(1)
Represents the potential fiscal 2022 annual cash bonus awards under the 2018 Cash Plan. See “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Annual Performance-Based Cash Bonuses” for more information on the fiscal 2022 annual cash bonus awards, including the applicable performance conditions. Actual cash amounts paid in connection with the fiscal 2022 annual cash bonus awards are set forth in the Summary Compensation Table above.

(2)
Represents performance-based restricted stock unit awards granted under the 2018 Equity Plan in fiscal 2022. Such awards are subject to vesting and performance conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Equity Awards.”

(3)
Represents time-vested restricted stock unit awards granted under the 2018 Equity Plan in fiscal 2022. Such awards are subject to vesting conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Equity Awards.”

(4)
Represents options to purchase common stock granted under the 2018 Equity Plan in fiscal 2022. Such options are subject to vesting conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Equity Awards.”

(5)
Represents the grant date fair value computed in accordance with ASC Topic 718. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Footnotes 3 and 4 to the Summary Compensation Table above.

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Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
Employment Agreement with Kevin M. Olsen. On December 13, 2021, the Company entered into an amended and restated employment agreement (the “Amended Agreement”) with Mr. Olsen. The Amended Agreement became effective as of December 26, 2021 and superseded Mr. Olsen’s prior employment agreement with the Company. The Amended Agreement has no fixed term of employment. Pursuant to the Amended Agreement, Mr. Olsen’s base salary was set at $810,000, subject to increase (but not decrease) as determined by the Compensation Committee.
The Amended Agreement provides for eligibility for (i) annual cash bonuses under the Company’s cash incentive plans, and (ii) grants of awards under the Company’s equity-related incentive plans, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the Amended Agreement provides that, subject to limitations related to the amount of applicable premiums, we would acquire and pay the applicable premium on (i) a $2.0 million term life insurance policy on the life of Mr. Olsen which will be payable to a beneficiary designated by Mr. Olsen, and (ii) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Mr. Olsen would also be eligible to participate in other employee benefit plans or arrangements generally available to our named executive officers and entitled to four weeks paid vacation per year.
The Amended Agreement may be terminated by us with or without “Cause” or by Mr. Olsen for “Good Reason” or for no reason, as such terms are defined in the Amended Agreement. The Amended Agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and eighteen months thereafter and includes standard confidentiality and trade secret provisions typically included in agreements of that type.
The Amended Agreement contains a clawback provision that provides that the compensation and benefits provided by the Company under the Amended Agreement or otherwise is subject to recoupment or clawback under any applicable Company clawback or recoupment policy that is generally applicable to the Company’s executives, as may be in effect from time to time, or as required by law, government regulation or stock exchange listing requirement.
The Amended Agreement provides that Mr. Olsen will be eligible for certain payments upon termination of employment, including certain terminations of employment following a change in control. See “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Post-Employment and Change in Control Benefits” for more information.
Equity Plans
2008 Stock Option and Stock Incentive Plan. Our 2008 Stock Option and Stock Incentive Plan, or the “2008 Equity Plan,“ was approved by our shareholders on May 20, 2009. Pursuant to the 2008 Equity Plan, we were able to grant up to 2,000,000 shares of common stock in the form of shares of restricted stock, incentive stock options and non-qualified stock options or combinations thereof to officers, directors, employees, consultants and advisors. The 2008 Equity Plan is administered by the Compensation Committee. On May 10, 2018 at the 2018 Annual Meeting of Shareholders, our shareholders approved the 2018 Equity Plan which our Board had previously approved, subject to such shareholder approval. The 2018 Equity Plan replaced the 2008 Equity Plan and no further awards can be made under the 2008 Equity Plan.
2018 Stock Option and Stock Incentive Plan. The purpose of the 2018 Equity Plan is to provide additional incentive to officers, directors, employees, consultants and advisors by encouraging them to invest in shares of our common stock and providing for awards in the form of options, stock appreciation rights, restricted shares and restricted stock units. The 2018 Equity Plan is administered by the Compensation Committee.
Subject to adjustment as provided in the 2018 Equity Plan, 1,200,000 shares of our common stock may be issued pursuant to the 2018 Equity Plan upon exercise of awards with not more than 600,000 shares being issued upon the exercise of incentive stock options. If an award is forfeited, terminates or expires without having been exercised in full, the
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shares underlying such forfeited, terminated or expired award will return to the pool of shares available for issuance under the 2018 Equity Plan.
The 2018 Equity Plan sets forth the following individual limits:
■	the maximum grant date value of shares subject to awards granted to any officer, employee, consultant or advisor during any calendar year may not exceed $5,000,000 in total value; and
■
the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, may not exceed $500,000 in total value.

Awards will be evidenced by award agreements (which need not be identical) in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2018 Equity Plan. All awards under the 2018 Equity Plan will be subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
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Outstanding Equity Awards at December 31, 2022
The following table sets forth for each of our named executive officers information regarding unexercised options and unvested stock awards outstanding at December 31, 2022:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Kevin M. Olsen	3/7/2018	5,256	—	72.55	3/7/2023	—	—	—	—
	3/6/2019	3,562	1,187	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	343	27,738	—	—
	3/6/2019	—	—	—	—	4,063	328,575	—	—
	3/2/2020	5,848	5,849	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	6,512(5)	526,625
	3/2/2020	—	—	—	—	1,628	131,656	—	—
	3/2/2021	2,529	7,588	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	6,320(6)	511,098
	3/2/2021	—	—	—	—	2,370	191,662	—	—
	3/2/2022	—	13,910	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	—	—	9,339(7)	755,245
	3/2/2022	—	—	—	—	4,669	377,582	—	—
David M. Hession	3/1/2019	6,576	2,192	83.75	3/1/2027	—	—	—	—
	3/6/2019	1,682	561	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	162	13,101	—	—
	3/2/2020	3,368	3,370	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	3,751(6)	303,343
	3/2/2020	—	—	—	—	939	75,937	—	—
	3/2/2021	622	1,869	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1,556(6)	125,834
	3/2/2021	—	—	—	—	584	47,228	—	—
	3/2/2022	—	2,811	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	—	—	1,887(7)	152,602
	3/2/2022	—	—	—	—	943	76,260	—	—
	3/2/2022	—	—	—	—	2,594	209,777	—	—
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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
John McKnight	11/1/2019	3,561	1,187	73.72	11/1/2027	—	—	—	—
	11/1/2019	—	—	—	—	339	27,415	—	—
	3/2/2020	1,456	1,456	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	1,621(5)	131,090
	3/2/2020	—	—	—	—	406	32,833	—	—
	3/2/2021	487	1,463	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1,218(6)	98,500
	3/2/2021	—	—	—	—	457	36,958	—	—
	3/2/2022	—	2,492	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	—	—	1,673(7)	135,296
	3/2/2022	—	—	—	—	836	67,607	—	—
	3/2/2022	—	—	—	—	2594	209,777	—	—
Joseph P. Braun	5/9/2019	5,773	1,924	84.93	5/9/2027	—	—	—	—
	5/9/2019	—	—	—	—	552	44,640	—	—
	3/2/2020	3,142	3,144	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	3,499(5)	282,964
	3/2/2020	—	—	—	—	875	70,761	—	—
	3/2/2021	566	1,698	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1,414(6)	114,350
	3/2/2021	—	—	—	—	531	42,942	—	—
	3/2/2022	—	2,474	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	—	—	1,661(7)	134,325
	3/2/2022	—	—	—	—	830	67,122	—	—
	3/2/2022	—	—	—	—	2,594	209,777	—	—
Jeffrey L. Darby	3/7/2018	943	—	72.55	3/7/2023	—	—	—	—
	3/6/2019	1,403	468	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	135	10,917	—	—
	3/2/2020	1,474	2,948	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	3,283(5)	265,496
	3/2/2020	—	—	—	—	821	66,394	—	—
	3/2/2021	499	1,499	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1,248(6)	100,926
	3/2/2021	—	—	—	—	468	37,847	—	—
	3/2/2022	—	2,040	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	—	—	1,369(7)	110,711
	3/2/2022	—	—	—	—	684	55,315	—	—
	3/2/2022	—	—	—	—	2,594	209,777	—	—
(1)	Represents outstanding and unexercised options which were exercisable at December 31, 2022.
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(2)
Represents outstanding and unexercised options which were unexercisable at December 31, 2022. All options set forth in this column vest in four equal annual installments beginning on the first anniversary of the date of grant.

(3)
Represents outstanding and unvested time-based stock awards at December 31, 2022. The restricted stock awards granted on (i) March 6, 2019 vest at a rate of 25% per year, beginning on the first anniversary date of the grant, except for Mr. Olsen’s grant of 6,095 shares, which vests at a rate of 1/3 per year beginning on the third anniversary date of the grant; (ii) May 9, 2019 vest at a rate of 25% per year, beginning on the first anniversary of the date of grant; and (iii) November 1, 2019 vest at a rate of 25% per year beginning on the first anniversary date of the grant. The restricted stock unit awards granted on March 2, 2020, March 2, 2021 and March 2, 2022 vest at a rate of 25% per year, beginning on the first anniversary of the date of grant, except that the March 2, 2022 grant of 2,594 units for each of Messrs. Hession, McKnight, Braun and Darby vests 100% on the third anniversary of the date of grant.

(4)	Calculated by multiplying the closing price per share of the Company’s common stock on December 30, 2022, $80.87, by the number of shares.
(5)
Represents performance-based restricted stock unit awards granted in fiscal 2020 for the 2020-2022 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeds the threshold performance measures, these awards are shown at target. These awards vested between the threshold and target achievement level based on actual performance as certified by the Compensation Committee on February 22, 2022. See “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Equity Awards” for more information.

(6)
Represents performance-based restricted stock unit awards granted in fiscal 2021 for the 2021-2023 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2024 for the 2021-2023 performance cycle.

(7)
Represents performance-based restricted stock unit awards granted in fiscal 2022 for the 2022-2024 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2025 for the 2022-2024 performance cycle.

Option Exercises and Stock Vested for Fiscal 2022
The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 31, 2022:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin M. Olsen	—	—	11,092	1,070,343
David M. Hession	—	—	2,712	259,135
John McKnight	—	—	693	61,706
Joseph P. Braun	—	—	1,165	112,607
Jeffrey L. Darby	—	—	2,571	249,632
(1)
The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.

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Non-Qualified Deferred Compensation for Fiscal 2022
The following table sets forth the non-qualified deferred compensation activity for each of our named executive officers during the fiscal year ended December 31, 2022 as well as the aggregate non-qualified deferred compensation balances at December 31, 2022. A description of the plan is found under “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Non-Qualified Deferred Compensation Plan.”
Name	Executive Contributions in Fiscal 2022(1) ($)	Registrant Contributions in Fiscal 2022 ($)	Aggregate Earnings/Loss in Fiscal 2022 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2022(2) ($)
Kevin M. Olsen	—	—	(88,380)	—	460,035
David M. Hession	—	—	—	—	—
John McKnight	51,203	—	(11,376)	—	130,563
Joseph P. Braun	33,885	—	(30,779)	—	187,343
Jeffrey L. Darby	—	—	(7,455)	—	39,672
(1)
Represents amounts deferred by each named executive officer to our Non-Qualified Deferred Compensation Plan and reported in the Summary Compensation Table under “Salary” or “Non-Equity Incentive Plan Compensation” for fiscal 2022.

(2)
Amounts reported in the Aggregate Balance at December 31, 2022 which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $389,901, $163,201 and $28,125 for Messrs. Olsen, Braun and Darby, respectively. These amounts represent executive contributions for prior years.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Potential Payments upon Termination or Change in Control
In fiscal 2022 upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:
■	employment agreement (in the case of Mr. Olsen);
■	our Severance Plan;
■	our 2018 Equity Plan;
■	our 2018 Cash Plan; and
■	our Non-Qualified Deferred Compensation Plan.
Amended and Restated Employment Agreement with Mr. Olsen
The following table summarizes certain severance payments and benefits that Mr. Olsen would have been eligible to receive under his amended and restated employment agreement in connection with his hypothetical termination of employment as of December 31, 2022.
Type of Termination	Payments and Benefits
Termination with Cause or if Executive Resigns Without Good Reason
■  Any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;
■ Reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;
■  Payment for any accrued but unused vacation time in accordance with
Company policy; and
■ Such vested accrued benefits, and other payments, if any, as to which Mr. Olsen (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.
The payments and benefits in the four bullet points above are collectively referred to as Mr. Olsen’s “Amounts and Benefits.”

Termination without Cause or Resignation for Good Reason – non-Change in Control
■  Amounts and Benefits;
■  An aggregate amount equal to 150% of Mr. Olsen’s base salary, paid in installments over 18 months (“Standard Salary Severance”);
■  An amount equal to 150% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;
■ A pro-rated annual bonus for the year of termination, based on the actual bonus Mr. Olsen would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Pro-Rata
Bonus”);
■ Provided that Mr. Olsen elects COBRA coverage, payment by the Company of COBRA premiums for Mr. Olsen, his spouse and eligible dependents for up to 18 months following termination (the “COBRA Payment”); and
■  Outplacement services for up to 18 months following termination.

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Type of Termination	Payments and Benefits for Kevin M. Olsen
Termination without Cause or resignation for Good Reason – 3 months prior to or 24 months following a Change in Control
■  Amounts and Benefits;
■ An aggregate amount equal to 200% of Mr. Olsen’s base salary, paid in a lump sum; provided that the portion equal to the Standard Salary Severance will continue to be paid in installments if required by Section 409A of the Internal Revenue Code of 1986, as amended (the
“Code”);
■  An amount equal to 200% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;
■  The Pro-Rata Bonus;
■  The COBRA Payment;
■ If Mr. Olsen remains eligible for COBRA coverage 18 months following termination, payment by the Company of an amount equal to the employer portion of monthly premium coverage under the Company’s group health plan for up to six months; and
■  Outplacement services for up to 18 months.

Termination as a Result of Death or Disability	■ Amounts and Benefits; and ■ base salary payments will continue to be paid for three months following the date of termination in accordance with the usual payroll practices of the Company.
Notwithstanding any provision to the contrary in the employment agreement, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on Mr. Olsen executing and not revoking a waiver and general release of claims in favor of the Company. In addition, his employment agreement includes certain non-competition and non-solicitation obligations for the term of the agreement and for eighteen months following his termination of employment.
Under the terms of his employment agreement “Disability” is defined as Mr. Olsen’s “disability” under the Company’s long-term disability plan or insurance policy covering him, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period, or is projected by the Board in good faith in reliance upon the opinion of a physician mutually selected by the Company and Mr. Olsen (or Mr. Olsen’s authorized representative), that the condition is substantially likely to continue for a period of at least nine consecutive months from its commencement.
Under the terms of his employment agreement, “Cause” is defined as the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by Mr. Olsen to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to Disability); provided, however, that the Company shall have provided written notice that such actions were occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of Mr. Olsen for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) Mr. Olsen’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.
Under the terms of Mr. Olsen’s employment agreement, “Good Reason” is defined as the occurrence of any of the following events without his consent: (i) a material diminution of the title, authorities, duties or responsibilities as set forth in the agreement; (ii) any reduction by the Company in his base salary other than a reduction of not more than fifteen percent (15%) implemented in connection with an across-the-board reduction affecting all executive officers of the Company; (iii) a change in his primary place of employment such that his commute increases by at least 25 miles; (iv) the assignment to him of duties or responsibilities which are materially inconsistent with any of his duties and
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responsibilities set forth in the agreement; (v) a change in the reporting structure so that he reports to someone other than solely and directly to the Board; or (vi) upon or within twenty-four (24) months following a change in control (A) a reduction in Mr. Olsen’s base salary in effect immediately prior to the change in control or (B) a material reduction in the sum of (1) Mr. Olsen’s target bonus opportunity under the bonus plan for the last completed fiscal year immediately prior to the change in control plus (2) the grant date fair value of equity or equity-based awards granted to Mr. Olsen for the last completed fiscal year immediately prior to the change in control.
2018 Stock Option and Stock Incentive Plan
The table below sets forth the benefits that each named executive officer holding awards granted under our 2018 Equity Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2018 Equity Plan and their respective award agreements:
Circumstances	Effect on Awards
Termination of employment as a result of death or disability	■
All unvested restricted stock awards and restricted stock units that vest in whole or in part based on performance will vest pro rata at the end of the performance period to the extent the performance target(s) for the performance period are met.

	■	All other unvested restricted stock awards and restricted stock units will become vested.
	■	Stock options and SARs will accelerate and will be exercisable for one year unless the award has an earlier expiration date.
For Cause Termination	■	All outstanding awards, whether or not vested, earned or exercisable, will be forfeited.
Other Termination Events	■	Unvested, unearned or unexercisable awards will be forfeited.
■
Exercisable stock options and SARs will be exercisable for a 30-day period (options granted in 2018 and 2019) and 90-day period (options granted in 2020 or later) unless the award has an earlier expiration date.

The occurrence of a “change in control” event	■	All outstanding options and SARs will automatically accelerate and become fully exercisable.
■
All unvested restricted stock and restricted stock units will immediately vest (with performance-based restricted stock awards and performance-based restricted stock unit awards vesting at maximum performance level).

Unless the Compensation Committee determines otherwise, if a change in control occurs in which our Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant:
■
the Compensation Committee may require that participants surrender their outstanding options and SARs in exchange for a payment by our Company, in cash or common stock as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceed the option price or base price, and

■
after giving participants an opportunity to exercise all of their outstanding options and SARs, the Committee may terminate any or all unexercised options and SARs at such time as the Committee deems appropriate.

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Under the 2018 Equity Plan, “change in control” means:
■
any person or other entity (other than any of the subsidiary companies or any employee benefit plan sponsored by our Company or any of the subsidiary companies) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of our Company normally entitled to vote for the election of directors of our Company (the “Voting Stock”);

■	consummation of the sale of all or substantially all of the property or assets of our Company;
■	our common stock ceases to be publicly traded;
■	consummation of a consolidation or merger of our Company with another corporation
(other than with any of the subsidiary companies), which results in the shareholders of our Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or
■
a change in our Board occurs with the result that the members of our Board on March 21, 2018 (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors will be considered an Incumbent Director.

Executive Severance Plan
On December 9, 2021, the Compensation Committee adopted the Severance Plan to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Participants in the Severance Plan will be eligible for certain payments upon termination, as described in the table below. Such amounts are in addition to each participant’s “Accrued Obligations,” which is defined to include (i) any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices; (ii) reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy; and (iii) any benefits provided under the Company’s employee benefit plans and programs in which the executive participates immediately prior to, and is due upon or continues after, a termination of employment. Terms not otherwise defined below have the meanings assigned to them in the Severance Plan.
Termination Type	Payments and Benefits
Termination without Cause or resignation for Good Reason – non-Change in Control
■  An amount equal to 1.0 times the sum of the participant’s base salary and target annual bonus, paid in installments over 12 months (“Standard Cash Severance”);
■ A pro-rated annual bonus for the year of termination, based on the actual bonus the participant would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Severance
Pro-Rata Bonus”);
■ Payment by the Company of COBRA premiums for the participant and the participant’s spouse and eligible dependents for up to 12 months following termination; and
■ Outplacement services for up to 12 months following termination, not to exceed $50,000.

Termination without Cause or resignation for Good Reason – 3 months prior to or
■ An aggregate amount equal to 2.0 times the sum of the participant’s base salary and target annual bonus, paid in a lump sum; provided that the portion equal to the Standard Cash Severance will continue to be paid in installments if required by Section 409A of the Code;
■  The Severance Pro-Rata Bonus;
■  Payment by the Company of COBRA premiums for the participant and the

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Termination Type	Payments and Benefits
24 months following a Change in Control	participant’s spouse and eligible dependents for up to 18 months following termination; and ■ Outplacement services for up to 18 months, not to exceed $50,000.
Termination as a Result of Death or Disability	■ The Severance Pro-Rata Bonus.
As a condition to participation in the Severance Plan, each participant must enter into a Non-Disclosure, Invention Assignment and Restrictive Covenant Agreement (the “Non-Disclosure Agreement”) with the Company that contains restrictive covenants in favor of the Company, including confidentiality, intellectual property, non-disparagement, non-competition and employee and customer non-solicitation covenants. Pursuant to the Non-Disclosure Agreement, participants are subject to non-compete and non-solicitation periods equal to the greater of 12 months following termination or the number of months of base salary to which the participant’s applicable cash severance payment relates, but not to exceed 18 months post-termination. Participants must execute, deliver and not revoke a general release of claims in favor of the Company in order to receive benefits (except for the Severance Pro-Rata Bonus payable upon a participant’s death).
If any payments or benefits under the Severance Plan would be considered “parachute payments” under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so that no portion of the payments is subject to the excise tax or (ii) delivered in full, whichever of the foregoing results in the participant receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.
The Severance Plan may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Board or the Compensation Committee; provided, that no adverse amendment, termination or discontinuance may be made without the consent of a participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance; and provided further, that following (i) the date the Company has entered into an agreement the consummation of which would be a Change in Control; or (ii) a Change in Control, the Severance Plan cannot be amended, terminated or discontinued prior to the second anniversary of the Change in Control without a participant’s written consent.
2018 Cash Bonus Plan
Under our 2018 Cash Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 409A of the Code, may, but is not required to, make a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant; or (ii) the scheduled payment date.
2019 Restricted Stock Award Grants
All time-based restricted stock award grants issued to Mr. Olsen in 2019 pursuant to the 2018 Equity Plan provide that (i) should Mr. Olsen be terminated by the Company without cause; or (ii) should Mr. Olsen terminate his employment for good reason, all unvested restricted stock subject to such 2019 grants will become 100% vested as of the date of termination.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Non-Qualified Deferred Compensation Plan
Our Non-Qualified Deferred Compensation Plan provides that a participant is 100% vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment; (ii) death; or (iii) disability (as defined by Section 409A of the
Code). The amounts payable pursuant to the non-qualified deferred compensation plan to Messrs. Olsen, Braun, Darby and McKnight in connection with a termination of employment as of December 31, 2022 would have been $460,035, $187,343, $39,672 and $130,563, respectively. With respect to Messrs. Braun and McKnight, assumes the Compensation Committee paid their fiscal 2022 annual cash bonus awards in accordance with the terms of the Severance Plan and that they deferred a portion thereof into the Non-Qualified Deferred Compensation Plan.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Potential Payments upon Termination in the non-Change-in-Control Context
The table below shows the estimated amount of payments and benefits that (i) Mr. Olsen would have been eligible to receive pursuant to his employment agreement and (ii) each of the other named executive officers would have been eligible to receive pursuant to the Severance Plan, in addition to the treatment of all of their respective equity awards outstanding under 2018 Equity Plan and its related award agreements, if their employment was terminated as of December 31, 2022 by the Company without cause or by them with good reason, but assuming a change-in-control had not occurred.
Named Executive Officer	Cash Payment in Lieu of Salary and Target Annual Bonus(1)	Cost of Continuation of Health Benefits (2)	Value of Accelerated Restricted Stock and Restricted Stock Units(3)	Pro-Rated Actual Cash Incentive Award(4)	Out- placement Services(5)	Total(6)
Kevin M. Olsen	2,430,000	41,754	356,313	291,600	50,000	3,169,667
David M. Hession	751,750	27,836	—	96,030	50,000	925,616
John McKnight	666,500	24,495	—	85,140	50,000	826,135
Joseph P. Braun	661,850	27,836	—	84,546	50,000	824,232
Jeffrey L. Darby	660,000	27,672	—	79,200	50,000	816,872
(1)
Represents 150% of Mr. Olsen’s base salary in effect as of the assumed termination date, payable over a period of eighteen (18) months, plus 150% of Mr. Olsen’s target annual bonus award in effect as of the assumed termination date, payable in a lump sum sixty (60) days after the date of termination. With respect to the other named executive officers, represents 100% of each named executive officer’s base salary plus each named executive officer’s target annual cash bonus award in effect as of the assumed termination date and is payable over a period of twelve months.

(2)
Assumes no increase in premiums and covers (i) in the case of Mr. Olsen, a period of up to eighteen months following the assumed termination date, and (ii) in the case of each of the other named executive officers, a period of up to twelve months following the assumed termination date

(3)
Represents the value realized on the vesting of all unvested time-based restricted stock issued to Mr. Olsen in fiscal 2019, which value is determined by multiplying $80.87, which was the closing price of our common stock on December 30, 2022, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock subject to such awards as of such date.

(4)
Pursuant to Mr. Olsen’s employment agreement and the Severance Plan, as applicable, represents a pro-rated amount of the annual bonus that the named executive officer would have otherwise received under the 2018 Cash Plan had he remained employed with the Company as of the assumed termination date. Because this amount is being calculated as of December 31, 2022, the amount shown reflects the actual payout to the named executive officer in March 2023 of his fiscal 2022 annual cash bonus award under the 2018 Cash Plan.

(5)
Represents the maximum amount permitted under the Severance Plan. Although he is not a participant under the Severance Plan, under his employment agreement Mr. Olsen would be entitled to reasonable outplacement services for a period of up to eighteen months following the date of his termination. While the employment agreement does not place a cap on such outplacement services, we have assumed for this exercise that the costs would not exceed the maximum amount payable to our other named executive officers who are participants in the Severance Plan.

(6)
For our named executive officers, in addition to the amounts shown, Mr. Olsen’s employment agreement and the Severance Plan respectively provide that they would be entitled to receive their Accrued Obligations. For purposes of this analysis, we have assumed that the Accrued Obligations for each named executive officer were paid prior to the hypothetical termination date of December 31, 2022.

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Potential Payments upon Termination in the Change-in-Control Context
The table below shows the estimated amount of payments and benefits that (i) Mr. Olsen would have been eligible to receive pursuant to his employment agreement and (ii) each of the other named executive officers would have been eligible to receive pursuant to the Severance Plan, in addition to the treatment of all of their respective equity awards outstanding under the 2018 Equity Plan and the standard award agreements under such plan, if their employment was terminated as of December 31, 2022 by the Company without cause or by them with good reason, in the context of the occurrence of a change-in-control.
Named Executive Officer	Cash Payment in Lieu of Salary and Target Annual Bonus(1)	Cost of Continuation of Health Benefits(2)	Value of Accelerated Restricted Stock and Restricted Stock Units(3)	Value of Accelerated Stock Options(4)	Pro-Rated Actual Cash Incentive Award(5)	Out- placement Services(6)	Total(7)
Kevin M. Olsen	3,240,000	55,672	4,643,151	112,242	291,600	50,000	8,392,665
David M. Hession	1,503,500	41,754	1,585,861	64,670	96,030	50,000	3,341,815
John McKnight	1,333,000	36,742	1,104,361	36,428	85,140	50,000	2,645,671
Joseph P. Braun	1,323,700	41,754	1,498,521	60,333	84,546	50,000	3,058,854
Jeffrey L. Darby	1,320,000	41,508	1,334,517	56,572	79,200	50,000	2,881,797
(1)
Represents 200% of Mr. Olsen’s base salary plus 200% of Mr. Olsen’s target annual cash bonus award in effect as of the assumed termination date and is payable in a lump sum sixty (60) days after the date of termination. With respect to the other named executive officers, represents 200% of each named executive officer’s base salary plus 200% of each named executive officer’s target annual cash bonus award in effect as of the assumed termination date and is payable in a lump sum sixty (60) days after the date of termination.

(2)
Assumes no increase in premiums and covers (i) in the case of Mr. Olsen, a period of up to twenty-four months following the assumed termination date, and (ii) in the case of each of the other named executive officers, a period of up to eighteen months following the assumed termination date.

(3)
Represents the value realized on the acceleration of the vesting of all unvested restricted stock and restricted stock units issued pursuant to the 2018 Equity Plan assuming a change in control occurred on December 31, 2022. Such value is calculated by multiplying $80.87, the closing price of our common stock on December 30, 2022, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock and restricted stock units as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock and restricted stock units is calculated based upon the maximum level attainment.

(4)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $80.87, which was the closing price of our common stock on December 30, 2022, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

(5)
Pursuant to Mr. Olsen’s employment agreement and the Severance Plan, as applicable, represents a pro-rated amount of the annual bonus that the named executive officer would have otherwise received under the 2018 Cash Plan had he remained employed with the Company as of the assumed termination date. Because this amount is being calculated as of December 31, 2022, the amount shown reflects the actual payout to the named executive officer in March 2023 of his fiscal 2022 annual cash bonus award under the 2018 Cash Plan.

(6)
Represents the maximum amount permitted under the Severance Plan. Although he is not a participant under the Severance Plan, under his employment agreement, Mr. Olsen would be entitled to reasonable outplacement services for a period of up to eighteen months following the date of his termination. While the employment agreement does not place a cap on such outplacement services, we have assumed for this exercise that the costs would not exceed the maximum amount payable to our other named executive officers who are participants in the Severance Plan.

(7)
In addition to the amounts shown, each of the named executive officers would be entitled to receive his Accrued Obligations. For purposes of this analysis, we have assumed that the Accrued Obligations for each named executive officer were paid prior to the hypothetical termination date of December 31, 2022.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Potential Payments Upon Change-in-Control (No Termination)
The following table shows the estimated maximum amount of payments and benefits which our named executive officers would have been entitled to upon a change in control of the Company that occurred on December 31, 2022 pursuant to our 2018 Equity Plan and the standard award agreements under such plan. Such amounts would be payable even if the named executive officers remained employed by the Company as of such date.
Name	Value of Accelerated Vesting of Stock Awards(1)	Value of Accelerated Vesting of Stock Option Awards(2)	Total
Kevin M. Olsen	4,643,151	112,242	4,755,393
David M. Hession	1,585,861	64,670	1,650,531
John McKnight	1,104,361	36,428	1,140,789
Joseph P. Braun	1,498,521	60,333	1,558,854
Jeffrey L. Darby	1,334,517	56,572	1,391,089
(1)
Represents the value realized on the acceleration of the vesting of all unvested restricted stock and restricted stock units issued pursuant to the 2018 Equity Plan assuming a change in control occurred on December 31, 2022. Such value is calculated by multiplying $80.87, the closing price of our common stock on December 30, 2022, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock and restricted stock units as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock and restricted stock units is calculated based upon the maximum level attainment.

(2)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $80.87, which was the closing price of our common stock on December 30, 2022, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

Termination by Us for Cause or Resignation without Good Reason
In the event a named executive officer was terminated as of December 31, 2022 for cause, or if he was to resign as of such date without good reason, then, he would not be entitled to any severance benefits; provided, however, that pursuant to his employment agreement, we would be obligated to pay Mr. Olsen his Accrued Obligations.
Potential Payments upon Death or Disability
The table below shows the estimated amount of payments and benefits that (i) Mr. Olsen would have been eligible to receive pursuant to his employment agreement and (ii) each of the other named executive officers would have been eligible to receive pursuant to the Severance Plan, in addition to the treatment of all of their respective equity awards outstanding under 2018 Equity Plan and its related award agreements, if their employment was terminated as of December 31, 2022 as a result of death or disability.
Named Executive Officer	Salary Continuation Benefits(1)	Value of Accelerated Restricted Stock and Restricted Stock Units(2)	Value of Accelerated Stock Options(3)	Pro-Rated Actual Cash Incentive Award(4)	Total(5)
Kevin M. Olsen	202,500	2,176,320	112,242	—	2,491,062
David M. Hession	—	860,403	64,670	96,030	1,021,103
John McKnight	—	616,445	36,428	85,140	738,013
Joseph P. Braun	—	839,215	60,333	84,546	984,094
Jeffrey L. Darby	—	749,934	56,572	79,200	885,706
(1)	Represents 3 months of continued base salary payments for Mr. Olsen.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
(2)
Represents the value realized upon the acceleration of the vesting of (i) all unvested time-based restricted stock and restricted stock units, and (ii) a pro rata portion of all unvested performance-based restricted stock and restricted stock units issued under our 2018 Equity Plan, which value is calculated by multiplying $80.87, the closing price of our common stock on December 30, 2022, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock and restricted stock units. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock and restricted stock units issued under our 2018 Equity Plan is calculated assuming the performance conditions related to such stock awards were satisfied at the target level of performance. The performance-based restricted stock and restricted stock units issued pursuant to the 2018 Equity Plan would not be settled until the Compensation Committee certifies the performance after completion of the applicable performance cycle.

(3)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $80.87, which was the closing price of our common stock on December 30, 2022, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

(4)
Pursuant to the Severance Plan, represents a pro-rated amount of the annual bonus that the named executive officer would have otherwise received under the 2018 Cash Plan had he remained employed with the Company as of the assumed termination date. Because this amount is being calculated as of December 31, 2022, the amount shown reflects the actual payout to the named executive officer in March 2023 of his fiscal 2022 annual cash bonus award under the 2018 Cash Plan.

(5)
In addition to the amounts shown, each of the named executive officers would be entitled to receive his Accrued Obligations. For purposes of this analysis, we have assumed that the Accrued Obligations for each named executive officer were paid prior to the hypothetical termination date of December 31, 2022.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Pay Ratio
The following describes the relationship of the annual total compensation of Dorman employees to the annual total compensation of Kevin M. Olsen, our Chief Executive Officer, during fiscal 2022. For fiscal 2022, the median of the annual total compensation of all of our employees, other than Mr. Olsen, was $51,401. Mr. Olsen’s annual total compensation for fiscal 2022 was $3,079,983. This represents the amount reported in the fiscal 2022 Total column of the Summary Compensation Table above. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules. Based on this information, the ratio of the annual total compensation of Mr. Olsen to the median of the annual total compensation of all employees is estimated to be 59.9 to 1. Given the different methodologies that various public companies may use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. We are permitted under SEC rules to use the procedure and median employee identified in 2021, as described below.
As of October 31, 2021, when we determined our median employee, our employee population consisted of approximately 3,246 individuals, with 3,114 employees in the United States, 50 employees in Canada, 60 employees in China, 5 employees in Taiwan, 10 employees in India and 7 employees in Mexico. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S.
employees from the median employee calculation if non-U.S. employees account for 5% or less of its total U.S. and non-U.S. employees. We applied this de minimis exemption when identifying the median employee by excluding 50 employees in Canada, 60 employees in China, 5 employees in Taiwan, 10 employees in India and 7 employees in Mexico. In addition, SEC rules permit us to exclude employees who became employees as a result of a business acquisition for the fiscal year in which the transaction became effective. Accordingly, we have excluded 576 employees who were employed by Super ATV, LLC as of its acquisition date of October 4, 2022.
Therefore, for purposes of identifying our median employee, our employee population, after taking into consideration the adjustments permitted by SEC rules (as described above), consisted of approximately 3,114 employees, all based in the United States.
For purposes of identifying the median employee from this data set, we reviewed total reported W-2, Box 1 compensation earned by each US employee employed by us as of October 31, 2021, other than Mr. Olsen, from January 1, 2021 through October 31, 2021. We utilized total reported W-2, Box 1 compensation as we believe that W-2 compensation represented the best measure of all compensation earned by each US employee. We included all employees, whether employed on a full-time, part-time, or seasonal basis, and we did not annualize the compensation of any employees who were employed for less than the full measurement period. Using this methodology, we determined that our median employee was a full-time, hourly employee. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules.
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Pay vs. Performance
The following table shows (i) the total compensation for our chief executive officer and, on an average basis, our other named executive officers as set forth in the Summary Compensation Table (“SCT“); (ii) the “compensation actually paid“ to our chief executive officer and, on an average basis, our other named executive officers (in each case, as determined under applicable SEC rules); (iii) our TSR; (iv) the TSR of the NASDAQ US Benchmark Auto Parts TR Index over the same period, (v) our net income and (vi) our adjusted pre-tax income, which is the most important financial measure that we used to link compensation actually paid to the named executive officers for 2022 to Company performance. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our named executive officers during a covered year. No dividends were paid or accrued on stock awards for the years presented.
					Value of Initial Fixed $100 Investment Based On:
Year	SCT Total Compensation for CEO(1)	Compensation Actually Paid to CEO(1,3)	Average SCT Total Compensation for Other NEOs(2) ($)	Average Compensation Actually Paid to Other NEOs(2,3) ($)	TSR (Company)(4) ($)	TSR (Peer Group)(4) ($)	Net Income(5) ($ in thousands)	Adjusted Pre-Tax Income(6) ($ in thousands)
2022	$3,079,982	$1,006,154	$1,142,856	$508,834	$108.00	$108.00	$121,549	$189,800
2021	$3,377,508	$4,229,896	$1,255,441	$1,684,833	$142.00	$139.00	$131,532	$182,700
2020	$2,238,694	$2,707,653	$1,244,728	$1,580,887	$119.00	$114.00	$106,870	$143,050

(1)	Mr. Olsen served as president and chief executive officer for each of the three years presented in the table.
(2)
The other named executive officers for each of the years presented in the table were as follows: for fiscal 2022, Messrs. Braun, Darby, Hession and McKnight; for fiscal 2021, Messrs. Berman, Braun and Hession and Mr. Michael B. Kealey, our then-Executive Vice President, Commercial; and, for fiscal 2020, Messrs. Braun, Darby, Hession and Kealey.

(3)
SEC rules require certain adjustments be made to the SCT total compensation to determine “compensation actually paid” for purposes of the Pay vs. Performance Table, which are detailed in the table below. None of our named executive officers participate in a defined benefit plan, and so no adjustment for pension benefits is included in the table below. The following table details these adjustments:

Adjustments	FY2022		FY2021		FY2020
	CEO	Other NEOs Average	CEO	Other NEOs Average	CEO	Other NEOs Average
Total from SCT	$3,079,982	$1,142,856	$3,377,508	$1,255,441	$2,238,694	$1,244,728
Adjustments for stock and options awards
Subtract: Grant date fair value of Stock and Option Awards(a)	($1,939,418)	($592,064)	($1,469,236)	($349,122)	($825,533)	($489,673)
+: Fair value(b) of equity awards granted during the fiscal year, unvested as of fiscal year-end	$1,368,299	$451,135	$1,467,448	$348,371	$1,374,895	$804,122
+/-: Change in fair value(b) of unvested equity awards granted in prior years and outstanding at beginning and end of fiscal year	($1,289,862)	($421,790)	$750,352	$315,465	($43,367)	$45,513
+/-: Change in fair value(b) for equity awards granted in prior years that vested in the fiscal year	($212,848)	($71,304)	$103,823	$114,678	($37,036)	($23,803)
-: Fair value(b) of equity awards that were forfeited in the fiscal year	—	—	—	—	—	—
Total Impact: Adjustments for stock and option awards	($2,073,829)	($634,022)	$852,388	$ 429,393	$468,959	$336,159
Compensation Actually Paid (as calculated)	$1,006,154	$508,834	$4,229,896	$1,684,833	$2,707,653	$1,580,887
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(a)	The amounts reported in this row represent the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the SCT for the applicable year.
(b)
We used a Monte Carlo simulation model to determine the grant date fair value of the 2019 and 2020 performance-based restricted stock awards that would vest based on the Company’s TSR and revalued those awards as of the end of the first, second, and third years of the performance period using the same valuation methodology for purposes of this table. We also remeasured the fair value on the vesting date based on the payout resulting from the Company’s actual RTSR (as previously disclosed for the 2019 awards) and the closing price of Company common stock on the vesting date. The remeasured fair value of the 2019 awards was $40.29 per share as of December 28, 2019 and $61.37 per share as of December 26, 2020 and $110.25 as of December 25, 2021. The remeasured fair value of the 2020 awards was $100.97 per share as of December 26, 2020 and $117.09 per share as of December 25, 2021 and $113.14 as of December 31, 2022. We also used a Monte Carlo simulation model to determine the grant date fair value of the 2021 and 2022 performance-based restricted stock awards that would vest based on the Company’s TSR and revalued those awards at the end of the first and second years of the performance period for the 2021 awards and the first year of the performance period for the 2022 awards, using the same valuation methodology for purposes of this table. The remeasured fair value of the 2021 awards was $115.15 per share as of December 25, 2021 and $44.19 per share as of December 31, 2022. The remeasured fair value of the 2022 awards was $69.13 per share as of December 31, 2022.

We remeasured the fair value at fiscal year-end of the 2017 and 2018 performance-based restricted stock awards subject to performance conditions based on the probable outcome of the performance conditions as of the last day of the applicable fiscal year and the closing price of Company common stock on the last trading day of the year. We also remeasured the fair value of such awards on the vesting date based on the payout resulting from the Company’s actual performance (as previously disclosed) and the closing price of Company common stock on that date. The estimated payout portion of the 2017 awards based on CAGR in adjusted pre-tax income was 0% at December 28, 2019. The estimated payout portion of the 2018 awards based on CAGR in adjusted pre-tax income was 100% at December 28, 2019 and 50% at December 26, 2020.
The assumptions used to calculate the fair value of stock options did not differ materially from those used to calculate grant date fair value for such awards; we used the Black-Scholes option valuation model to determine fair value as of the applicable year-end or vesting date(s), based on the same methodology previously used to determine grant date fair value, except that we used (a) the closing stock price on the applicable revaluation date as the current fair market value and (b) a reduced expected life, given applicable time lapsed since grant date.
(4)
TSR is determined based on the value of an initial fixed investment of $100 in common stock at December 31, 2019, assuming the reinvestment of dividends. The TSR peer group is the NASDAQ US Benchmark Auto Parts TR Index, as identified in Part II. Item 5 of the Company’s Form 10-K filed with the SEC on March 1, 2023 (the “10-K Peer Group”).

(5)	Net income is calculated in accordance with GAAP and as reported in the Company’s Form 10-K filed with the SEC on March 1, 2023.
(6)
“Adjusted pre-tax income“ means the Company’s consolidated income before income taxes determined in accordance with GAAP, excluding the following items: (a) items generally excluded from earnings per share and earnings before interest, taxes, depreciation and amortization, or EBITDA, by the Company or institutional investors or analysts when evaluating the Company’s performance, such as one-time gains or losses from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, restructuring charges and other non-GAAP adjustments, but including normal provisions for slow moving and obsolete inventory and accounts receivable; (b) the impact of any acquisitions, divestitures, discontinuance of business operations, or restructuring; and (c) the cumulative effect of any accounting changes.

While the Company uses numerous financial and nonfinancial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that adjusted pre-tax income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation paid to the Company’s named executive officers, for the most recently completed fiscal year, to Company performance.
64 |  2023 Proxy Statement

Comparisons
The charts below show, for the past three years, the following: (i) the relationship of the Company’s TSR relative to its peers in the 10-K Peer Group; and (ii) the relationship of “compensation actually paid“ to our chief executive officer and each of our other named executive officers as a group and each of (a) the Company’s TSR; (b) the Company’s net income; and (c) the Company’s adjusted pre-tax income. TSR amounts represent the return on a $100 investment in common stock as of December 31, 2019, assuming the reinvestment of dividends.

Company TSR v. Peer Group TSR
$160.00
$140.00
$120.00
$100.00
$80.00
2019
2020
2021
2022
Company TSR
Cumulative TSR (Peer Group)

Compensation Actually Paid v. Company TSR
$4,500,000
$3,450,000
$2,400,000
$1,350,000
$300,000
Compensation
$150.00
$130.00
$110.00
$90.00
$70.00
Company TSR
$119.00
$142.00
$108.00
2020
2021
2022
Compensation Actually Paid to CEO
NEO Avg Comp Actually Paid
Company TSR

Compensation Actually Paid v. Net Income
$4,500,000
$3,450,000
$2,400,000
$1,350,000
$300,000
Compensation
$140,000
$125,000
$110,000
$95,000
$80,000
Net Income (000s)
2020
2021
2022
Compensation Actually Paid to CEO
NEO Avg Comp Actually Paid
Net Income

Compensation Actually Paid v. Adjusted Pre-Tax Income
$4,500,000
$3,450,000
$2,400,000
$1,350,000
$300,000
Compensation
$200,000
$180,000
$160,000
$140,000
$120,000
Adjusted Pre-Tax Income (000s)
2020
2021
2022
Compensation Actually Paid to CEO
NEO Avg Comp Actually Paid
Adjusted Pre-Tax Income

Most Important Financial Measures
The performance measures used to link compensation actually paid to our named executive officers for fiscal 2022 to Company performance are as follows:
Performance Measures
Net Sales
Adjusted Pre-tax Income
Relative TSR as compared with constituent companies in the S&P Growth Index
We believe these measures adequately align named executive officer incentives with the Company’s objectives, consistent with our compensation philosophy, as more fully described under “Executive Compensation: Compensation Discussion and Analysis.“
  2023 Proxy Statement | 65

RISK ASSESSMENT IN COMPENSATION POLICIES AND PRACTICES FOR EMPLOYEES
The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:
■	compensation programs provide a mix of short-term and long-term incentives;
■	base salaries are consistent with employees’ duties and responsibilities;
■	cash incentive awards are capped by the Compensation Committee;
■	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;
■	stock ownership guidelines discourage a short-term focus and further align the long-term interests of executives with the Company’s shareholders;
■	performance-based equity awards have an overall value cap of 400%;
■	performance assessment is multi-dimensional, with profitability and revenue in the annual bonus and relative total shareholder return in the performance-based equity;
■	claw-back program protects against payouts that may later be found to be inappropriate; and
■	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.
The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consisted of John J. Gavin (Chairman), Lisa M. Bachmann, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas in the fiscal year ended December 31, 2022. Mr. Paul R. Lederer, a former member of the Board who retired effective as of our 2022 annual meeting of shareholders, also served on the Compensation Committee prior to his retirement. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2022 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2022, which generally means that no named executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.
  2023 Proxy Statement | 67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Real Estate Leases
We are party to two leases with entities affiliated with our Non-Executive Chairman, Mr. Berman.
Headquarters Lease
The first is a lease agreement for our headquarters in Colmar, PA (the “HQ Lease”) with BREP I, a Pennsylvania limited partnership. The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. The term of the HQ Lease began on December 29, 2012 and, following our exercise of a renewal option, expired on December 31, 2022. In fiscal 2022, we paid rent of approximately $1.8 million under the HQ Lease. The approximate amount of rent paid during the base term and paid during the renewal term was $16.0 million. The HQ Lease was a triple net non-terminable lease under which we were responsible for all expenses attributable to the facility (including maintenance and repair).
Upon the expiration of the HQ Lease, we entered into a new lease agreement for our headquarters in Colmar, PA (the “New HQ Lease”) with BREP I that became effective January 1, 2023. The New HQ Lease was entered into by a subsidiary of the Company, with the Company providing a corporate guarantee. The New HQ Lease covers the same square footage, terminates on December 31, 2027, has one three-year renewal option, and is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair). The approximate amount of rent expected to be paid during the base term is $8.3 million.
The limited partners of BREP I are Mr. Berman, a marital qualified terminable interest property trust for the benefit of Sharyn Berman, Mr. Berman’s sister-in-law (the “Marital Trust”), of which Mr. Berman and
Sharyn Berman are co-trustees, Mr. Berman’s father, Jordan S. Berman, and Mr. Berman’s brothers, Marc H. Berman and Fred B. Berman. Mr. Berman and the Marital Trust each own a 27.9% interest in BREP I. Mr. Berman and the Marital Trust are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc. Each of Mr. Berman, Sharyn Berman and Marc H. Berman beneficially own greater than 5% of our outstanding common stock.
Lewisberry, PA Lease
The second is a lease agreement with BREP IV, LLC, a Pennsylvania limited liability company, for remanufacturing, warehouse and office space in Lewisberry, PA (the “Lewisberry Lease”). The leased facility consists of approximately 142,500 square feet. The term of the Lewisberry Lease began on September 30, 2020 and expires on December 31, 2027. The Lewisberry Lease provides us with one option to extend the term for one additional period of two years. In fiscal 2022, we paid rent of approximately $0.7 million under the Lewisberry Lease. The approximate amount of rent expected to be paid during the base term is $5.2 million. The Lewisberry Lease is a non-terminable lease.
The equity interests of BREP IV, LLC are owned 20% by each of Mr. Berman, the Marital Trust, Mr. Berman’s father, Jordan S. Berman, and Mr. Berman’s brothers, Marc H. Berman and Fred B. Berman. Jordan S. Berman is managing member of the entity.
Consistent with our Related Party Transaction Policy described below, each of the HQ Lease and the Lewisberry Lease was reviewed and approved by the Audit Committee.
Related Party Transaction Policy
We have adopted a written policy, the Dorman Products, Inc. Related Party Transaction Policy, which requires that the Audit Committee review and approve all “Related Party Transactions” in advance, and that such transactions be disclosed in accordance with applicable legal and regulatory requirements.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
A “Related Party Transaction” is defined as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any “Related Person” had, has or will have a direct or indirect material interest.
A “Related Person” is defined as:
■	any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer or a nominee to become a director of the Company;
■	any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities;
■
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than domestic employees or tenant) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

■
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

References in the policy to “executive officers” are to the Company’s officers who are classified by the Company as executive officers for purposes of SEC rules under Section 16 of the Exchange Act.
When reviewing Related Party Transactions, the Audit Committee is required to consider all of the relevant facts and circumstances available to it, including (if applicable), but not limited to:
■	whether the transaction was taken in the ordinary course of the Company’s business;
■	the benefits to the Company;
■	the Related Person’s interest in the transaction (including the approximate dollar value of the amount of the Related Person’s interest in the transaction);
■
the impact on a director's independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a principal, member, partner, shareholder or executive officer;

■	the availability of other sources for comparable products or services;
■	the terms of the transaction;
■	the terms available to unrelated third parties and employees generally; and
■	any other information regarding the transaction or the Related Person that the Audit Committee believes would be material to investors in light of the circumstances.
The Audit Committee shall approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of the Company and its stakeholders, as the Audit Committee determines in good faith. The Audit Committee may, in its sole discretion, impose such terms and conditions as it deems appropriate on the Company or the Related Person in connection with its approval of a Related Party Transaction.
The Audit Committee may, in its discretion, engage outside counsel to review certain Related Party Transactions. In addition, the Audit Committee may request that the full board of directors consider the approval or ratification of Related Party Transactions if the Audit Committee deems it advisable to do so.
The policy is in furtherance of the provisions set forth in the Audit Committee Charter, which requires that the Audit Committee approve or ratify such related party transactions. Our Audit Committee is not required to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so. In addition to the foregoing, the Audit Committee will discuss with the Company’s independent auditor its evaluation of the Company’s identification of, accounting for, and disclosure of its relationships with related parties as set forth under applicable accounting regulations.
  2023 Proxy Statement | 69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director; (ii) each person who we know to be the beneficial owner of more than 5% of our common stock; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group. As of the record date, 31,472,807 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Steven L. Berman	3,034,513(2)(3)(4)(5)	9.6%
Sharyn Berman	1,793,321(2)(3)(6)	5.7%
Marc H. Berman	1,949,559(2)(4)(7)	6.2%
BlackRock, Inc.	4,286,708(8)	13.6%
Morgan Stanley	1,760,361(9)	5.5%
The Vanguard Group	3,010,312(10)	9.6%
Kevin M. Olsen	51,308(11)	*
Joseph P. Braun	19,669(12)	*
Jeffrey L. Darby	24,458(13)	*
David M. Hession	25,914(14)	*
John McKnight	10,988(15)	*
Lisa M. Bachmann	2,977(16)	*
John J. Gavin	8,051(17)	*
Richard T. Riley	25,081(18)	*
Kelly A. Romano	6,941(19)	*
G. Michael Stakias	9,755(20)	*
J. Darrell Thomas	2,687(21)	*
All directors and executive officers as a group (15 persons)	3,254,127(22)	10.3%
*	Denotes less than 1%.
(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options or vesting of restricted stock units are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include stock options, time-based restricted stock units and performance-based restricted stock units which have not vested as of, and will not vest within 60 days of, the record date. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded to the closest whole number.

(2)
Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.
(3)
Steven L. Berman and Sharyn Berman, in their capacity as co-trustees, share with each other voting and dispositive power with respect to the following shares of common stock: (i) 1,432,482 shares held by various trusts established by the late Richard N. Berman for the benefit of family members; and (ii) 202,240 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman.

(4)
Steven L. Berman’s spouse and Marc Berman, in their capacity as co-trustees, share with each other voting and dispositive power with respect to 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren.

(5)
Includes: (i) 996,903 shares held directly; (ii) 49,925 shares held by The Steven Berman Charitable Remainder Trust, of which he is the trustee; (iii) 143,400 shares held by various trusts for the benefit of the late Richard N. Berman’s family members, of which he is the trustee; (iv) 1,432,482 shares held by various trusts established by the late Richard N. Berman for the benefit of family members described in footnote (3), of which he is a co-trustee; (v) 202,240 shares held by the marital qualified terminable interest property trust for the benefit of Sharyn Berman described in footnote (3), of which he is a co-trustee; (vi) 77,725 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; (vii) options to purchase 7,082 shares of common stock, which may be exercised within 60 days of the record date; (viii) 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren described in footnote (4), of which Steven Berman’s spouse serves as a co-trustee; and (ix) 24,756 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan and Trust. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan and Trust consists of cash and our common stock in amounts that vary from time to time. As of the record date, Steven L. Berman had 16,369 units in our 401(k) Retirement Plan and Trust, which units consisted of an aggregate of 24,756 shares of our common stock. Excludes 2,252,551 shares of common stock that, as of the record date may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (ix) of this footnote (5)) as to all of which shares Steven L. Berman disclaims beneficial ownership.

(6)
Includes: (i) 100,568 shares held directly; (ii) 49,672 shares held by The Richard N. Berman Charitable Remainder Trust, of which she is the trustee; (iii) 1,432,482 shares held by various trusts established by the late Richard N. Berman for the benefit of family members described in footnote (3), of which she is a co-trustee; (iv) 202,240 shares held by the marital qualified terminable interest property trust for her benefit described in footnote (3), of which she is a co-trustee; and (v) 8,359 shares held by The Richard N. Berman Foundation dated March 14, 2011, of which she is a co-trustee. As a sole trustee, Sharyn Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Sharyn Berman has shared power to vote and dispose of the shares held in trust. Excludes 3,493,743 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (v) of this footnote (6)) as to all of which shares Sharyn Berman disclaims beneficial ownership. The business address of Sharyn Berman is c/o Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915.

(7)
Includes: (i) 121,917 shares held directly; (ii) 1,436,332 shares held by various trusts for which Marc Berman serves as trustee; (iii) 11,143 shares held by Marc Berman’s spouse; (iv) 212,022 shares held by various trusts for which Marc Berman’s spouse serves as trustee; (v) 30,330 shares held by a trust for which Marc Berman and his spouse serve as co-trustees; and (vi) 137,815 shares held by various trusts for which Marc Berman and one of his sisters-in-law serve as a co-trustee (including 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren described in footnote 4). As a sole trustee, Marc Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Marc Berman has shared power to vote and dispose of the shares held in trust. Excludes 3,337,505 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (vi) of this footnote (7)) as to all of which shares Marc H. Berman disclaims beneficial ownership. The address of Marc Berman is P.O. Box 27039, Philadelphia, PA 19118.

  2023 Proxy Statement | 71

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(8)
Based solely on a Schedule 13G/A filed with the SEC on January 26, 2023 by BlackRock, Inc., referred to as “BlackRock,” on behalf of BlackRock and its subsidiaries. BlackRock has sole voting power with respect to 4,256,121 shares and shares voting power over no shares, and it has sole dispositive power over 4,286,708 shares and shares dispositive power over no shares. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055. As disclosed in the Schedule 13G/A, BlackRock’s position includes shares held on behalf of iShares Core S&P Small-Cap ETF, constituting more than five percent of our total outstanding common stock.

(9)
Based solely on a Schedule 13G filed with the SEC on February 9, 2023 by Morgan Stanley. Morgan Stanley has sole voting power with respect to no shares and shares voting power over 1,663,429 shares, and it has sole dispositive power over no shares and shares dispositive power over 1,758,310 shares. The business address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

(10)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, referred to as “Vanguard.” Vanguard has sole voting power with respect to no shares and shares voting power over 44,634 shares, and it has sole dispositive power over 2,939,388 shares and shares dispositive power over 70,924 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(11)
Includes: (i) 27,221 shares of common stock held directly; (ii) options to purchase 22,056 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 2,031 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(12)
Includes: (i) 4,957 shares of common stock held directly; (ii) options to purchase 14,160 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 552 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(13)	Includes (i) 18,131 shares of common stock held directly and (ii) options to purchase 6,327 shares of common stock, which may be exercised within 60 days of the record date.
(14)	Includes: (i) 7,905 shares of common stock held directly; and (ii) options to purchase 18,009 shares of common stock, which may be exercised within 60 days of the record date.
(15)
Includes: (i) 3,307 shares of common stock held directly; (ii) options to purchase 7,342 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 339 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(16)	Includes (i) 1,754 shares of common stock held directly and (ii) 1,223 unvested restricted stock units that will vest within 60 days of the record date.
(17)	Includes (i) 6,828 shares of common stock held directly; and (ii) 1,223 unvested restricted stock units that will vest within 60 days of the record date.
(18)	Includes (i) 23,858 shares of common stock held directly; and (ii) 1,223 unvested restricted stock units that will vest within 60 days of the record date.
(19)	Includes (i) 5,718 shares of common stock held directly; and (ii) 1,223 unvested restricted stock units that will vest within 60 days of the record date.
(20)	Includes (i) 8,532 shares of common stock held directly; and (ii) 1,223 unvested restricted stock units that will vest within 60 days of the record date.
(21)	Includes (i) 1,464 shares of common stock held directly; and (ii) 1,223 unvested restricted stock units that will vest within 60 days of the record date.
(22)
Includes: (i) options to purchase 86,609 shares of common stock, which may be exercised within 60 days of the record date; (ii) 4,454 shares of unvested restricted stock; (iii) 7,338 unvested restricted stock units that will vest within 60 days of the record date, and (iv) 24,756 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan and Trust. The unitized stock fund of our 401(k) Retirement Plan and Trust consists of cash and our common stock in amounts that vary from time to time. As of the record date, all of our directors and executive officers as a group had 16,369 units in our 401(k) Retirement Plan and Trust.

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REPORT OF AUDIT COMMITTEE
REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal control over financial reporting contained in the 2022 Annual Report on Form 10-K.
As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit
Committee has discussed with KPMG (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
The Audit Committee:
Richard T. Riley, Chairman
Lisa M. Bachmann
John J. Gavin
Kelly A. Romano
G. Michael Stakias
J. Darrell Thomas
  2023 Proxy Statement | 73

VOTING PROCEDURES
INFORMATION ABOUT THIS PROXY STATEMENT
This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors of Dorman Products, Inc. for use at our 2023 Annual Meeting of Shareholders. This proxy statement and the 2022 Annual Report to Shareholders are being distributed and made available to our shareholders on or about April 4, 2023.
VIRTUAL MEETING
This year's annual meeting will be a virtual meeting conducted via live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. The Company believes that a virtual meeting affords shareholders who might not be in a position to travel to the meeting the ability still to participate, protects the safety of our shareholders, employees and directors from exposure to health risks, such as COVID-19, and helps manage costs.
Attending the meeting for the Company will be members of the senior leadership team, members of the Board, and representatives from our independent auditor, KPMG.
To attend and participate in the annual meeting, visit www.virtualshareholdermeeting.com/DORM2023 and enter the control number included on your proxy card. The live webcast will begin at 8:30 a.m. EDT on
Thursday, May 18, 2023. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a control number, you will still be able to access the live webcast as a guest, but you will not be able to vote or ask a question during the meeting.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the annual meeting, including how to demonstrate proof of stock ownership and how to ask questions during the annual meeting, will be posted on the virtual meeting website.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 8:15 a.m. EDT on the day of the meeting.
VOTING PROCEDURES
Record Date
The Board has fixed the close of business on March 22, 2023 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 31,472,807 shares of our common stock, par value $0.01 per share, outstanding.
74 |  2023 Proxy Statement

VOTING PROCEDURES
Voting Matters and Votes Per Share
At the annual meeting, shareholders will consider and vote upon:
■	the election of eight directors, as described in this proxy statement;
■	the approval, on an advisory basis, of the compensation of our named executive officers;
■	the approval, on an advisory basis, of the frequency of the advisory vote on named executive officer compensation;
■	the ratification of KPMG as our independent registered public accounting firm for the 2023 fiscal year; and
■	such other business as may properly come before the annual meeting or any postponements or adjournments thereof.
The Board is not aware of any other matters that will come before the annual meeting or any postponements or adjournments thereof. Shareholders have one vote per share on all matters to be presented at the annual meeting.
How to Vote
Voting by Shareholders of Record
If you are a shareholder of record, you may vote online while attending the annual meeting. If you do not wish to vote at that time, or if you will not be attending the annual meeting, you may vote by proxy. You may vote over the Internet, before and during the annual meeting, or by mail or telephone by following the instructions provided in your proxy card. Voting online during the annual meeting will replace any previous votes you may have cast.
Voting by Beneficial Owners
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” If you hold your shares in “street name,” please check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted online during the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.
Voting by participants in the Dorman Products, Inc. 401(k) Retirement Plan and Trust
If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instructions to the trustee on how to vote your plan shares, simply vote your plan shares by following the instructions provided in your proxy card, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., EDT, on May 15, 2023.
  2023 Proxy Statement | 75

VOTING PROCEDURES
Voting by Proxy
A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.
If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on your proxy card).
If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.
Please note that although the Company and its agents will not charge you for voting via the Internet or by telephone, you may incur other third-party costs, such as usage charges of your Internet and telephone service providers. We do not cover these costs; they are solely your responsibility.
Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.
How to Revoke Your Proxy
Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting when prompted during the annual meeting live webcast. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote via proxy is 11:59 p.m. EDT on May 17, 2023 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with Broadridge should be mailed to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m. EDT on May 15, 2023 (notices of revocation and mailed proxy cards must be received by May 15, 2023).
Quorum
A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting via webcast or by proxy of the holders of a majority of our issued and outstanding common stock as of the close of business on the record date is necessary to constitute a quorum. All shares present via webcast or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting of Shareholders.
76 |  2023 Proxy Statement

VOTING PROCEDURES
Vote Required and Method of Counting Votes
The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.
Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
Proposal I: Election of Directors	A nominee for director will be elected to serve on the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.	No effect	No effect
Proposal II: Advisory Approval of the compensation of our named executive officers	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect
Proposal III: Advisory Approval of the frequency of the advisory vote on named executive officer compensation
The time period (every one, two or three years) receiving the majority of the votes cast shall determine the frequency approved by shareholders. If no time period receives a majority of the votes cast, the time period receiving the highest number of votes will be deemed to be the frequency approved by shareholders.
		No effect	No effect
Proposal IV: Ratification of KPMG LLP as Dorman’s independent registered public accounting firm for fiscal 2023	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	Not applicable
If you are a registered shareholder and sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees, for the advisory vote on named executive officer compensation to occur every “ONE YEAR”, and FOR the other proposals listed above.
If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-
routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors and the advisory vote on the compensation of our named executive officers are considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG as our independent registered public accounting firm for the 2023 fiscal year is considered routine under applicable regulatory rules.
  2023 Proxy Statement | 77

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Aggregate fees for professional services rendered for the Company by KPMG as of and for the fiscal years ended December 31, 2022 and December 25, 2021 were:
	Fiscal Year Ended
Services Rendered(a)	December 31, 2022	December 25, 2021
Audit Fees	$1,881,685	$1,357,000
Audit-Related Fees	—	—
Tax Fees	$877,176	$122,000
All Other Fees	$1,780	$1,780
Total	$2,760,641	$1,480,780
(a)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
Audit Fees
Audit fees for the fiscal years ended December 31, 2022 and December 25, 2021 were for professional services rendered for the audits of our consolidated financial statements and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.
Audit-Related Fees
Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”
Tax Fees
Tax fees for the fiscal years ended December 31, 2022 and December 25, 2021 were for professional services relating to tax compliance, tax advice and tax planning.
All Other Fees
All other fees for the fiscal years ended December 31, 2022 and December 25, 2021 were for an annual subscription to KPMG’s accounting research software.
The Audit Committee has considered and determined that the services provided by KPMG are compatible with KPMG maintaining its independence.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee Charter also authorizes the Audit Committee to delegate to one or more of its members the authority to pre-approve all audit and permitted non-audit services. The Audit Committee and/or its delegate pre-approved all of the audit and non-audit services provided by KPMG to us during the fiscal years ended December 31, 2022 and December 25, 2021.
78 |  2023 Proxy Statement

SHAREHOLDER PROPOSALS
The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for the 2023 Annual Meeting of Shareholders. Shareholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Amended and Restated By-laws, as appropriate, to see all applicable requirements.
	Proposals for inclusion in 2024 Proxy Statement	Other proposals/nominees to be presented at the 2024 Annual Meeting*
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our 2024 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act
Shareholders may present proposals or director nominations directly at the 2024 Annual Meeting (and not for inclusion in our proxy statement) by satisfying the requirements set forth in Article II, Sections 2.9 and 2.10 of our Amended and Restated By-laws**

When proposal must be received by Dorman	No later than December 6, 2023	Not earlier than the close of business on January 19, 2024 and not later than the close of business on February 18, 2024
Where to send	Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915, Attn: Secretary
What to include	The information required by Rule 14a-8	The information required by our Amended and Restated By-laws, which, if applicable, includes information required by Rule 14a-19 **
*
SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

**	Our Amended and Restated By-laws are available on our website located at www.dormanproducts.com and accessible via the “Investor Relations” page.
ANNUAL REPORT
A copy of our 2022 Annual Report to Shareholders, including our Form 10-K for the fiscal year ended December 31, 2022, is being delivered to shareholders concurrently with this proxy statement on or about April 4, 2023. The 2022 Annual Report to shareholders is also available at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.
SOLICITATION OF PROXIES
We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses.
Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $15,000 to $25,000 plus out-of-pocket expenses.
  2023 Proxy Statement | 79

OTHER MATTERS
As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion.
HOUSEHOLDING
In accordance with notices previously sent to many shareholders who hold their shares through a broker, bank or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name shareholder contacts us either by calling 215-712-5002 or by writing to Dorman
Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Secretary.
Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.
By Order of the Board of Directors,

Joseph P. Braun
Senior Vice President, General Counsel and Secretary
Colmar, Pennsylvania

April 4, 2023
80 |  2023 Proxy Statement

DORMAN®

DORMAN PRODUCTS, INC.
ATTN: Frank J. Mahr
3400 East Walnut Street
Colmar, PA 18915

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Before the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/17/2023 for shares held directly and by 11:59 P.M. ET on 05/15/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/DORM2023

You may attend the Annual Meeting via live audio webcast and vote when prompted during the meeting. Have the information that is printed on this proxy card in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/17/2023 for shares held directly and by 11:59 P.M. ET on 05/15/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the listed nominees:

1. Election of Directors

Nominees	For	Against	Abstain
1A Steven L. Berman	☐	☐	☐
1B Kevin M. Olsen	☐	☐	☐
1C Lisa M. Bachmann	☐	☐	☐
1D John J. Gavin	☐	☐	☐
1E Richard T. Riley	☐	☐	☐
1F Kelly A. Romano	☐	☐	☐
1G G. Michael Stakias	☐	☐	☐
1H J. Darrell Thomas	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Advisory approval of the compensation of the Company's named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3 Advisory vote on the frequency of the advisory vote on the Company's named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4 Ratification of KPMG LLP as the Company's independent registered public accounting firm for the 2023 fiscal year.	☐	☐	☐

NOTE: Authorization shall also be given with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Company's 2022 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement related thereto.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000603012_1 R1.0.0.6

NOTE: This year's Annual Meeting will be a virtual meeting conducted via live audio webcast. You will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting via the Internet, view the meeting agenda and related materials, vote these shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2023. Additional information regarding attending and participating in the Annual Meeting, voting these shares and submitting questions can be found in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

PROXY
DORMAN PRODUCTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 18, 2023 8:30 a.m. Eastern Daylight Time
www.virtualshareholdermeeting.com/DORM2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David M. Hession and Joseph P. Braun, and each of them, proxies with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dorman Products, Inc. (the "Company") to be held on the 18th day of May, 2023, and at any postponements or adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust (the "Plan"), then the undersigned hereby authorizes and instructs the trustee of the Plan to vote all shares of the Company's common stock allocated to the undersigned's Plan account at the aforesaid Annual Meeting and at any postponements or adjournments thereof, in accordance with the instructions on the reverse side hereof.

This proxy, when properly executed, will be voted as directed. Other than shares held in the Plan, if you return an executed proxy but do not specify how to vote, these shares will be voted as recommended by the Board of Directors. In the case of shares held in the Plan, all shares for which the trustee has not received timely direction shall be voted by the trustee in the same proportion as the shares for which the trustee received timely direction.

0000603012_2 R1.0.0.6

Continued and to be signed on reverse side